                                                                     EXHIBIT 4.4


                        TECHFAITH WIRELESS COMMUNICATION
                               TECHNOLOGY LIMITED





                     NOTE SUBSCRIPTION AND RIGHTS AGREEMENT

                               Dated April 9, 2004

                                TABLE OF CONTENTS

                                                                                                       Page

1.    DEFINITIONS AND INTERPRETATION.....................................................................2


2.    SUBSCRIPTION AND ISSUANCE OF NOTES................................................................10


3.    REPRESENTATIONS AND WARRANTIES....................................................................15


4.    TRANSFER RESTRICTIONS.............................................................................16


5.    RIGHT OF REPURCHASE...............................................................................17


6.    RIGHT OF FIRST REFUSAL............................................................................18


7.    RIGHT OF CO-SALE..................................................................................20


8.    DRAG-ALONG RIGHT..................................................................................21


9.    PARTICIPATION RIGHT...............................................................................22


10.   INFORMATION AND INSPECTION RIGHTS.................................................................24


11.   REGISTRATION RIGHTS...............................................................................25


12.   BOARD OF DIRECTORS................................................................................38


13.   PROTECTIVE PROVISIONS (NEGATIVE COVENANTS)........................................................38


14.   NON-COMPETE AND NON-SOLICITATION..................................................................41


15.   REORGANISATION....................................................................................42


16.   OTHER COVENANTS...................................................................................42


17.   CONFIDENTIALITY...................................................................................45


18.   EXPENSES..........................................................................................46


19.   MISCELLANEOUS.....................................................................................47



EXHIBIT A - SCHEDULE OF INVESTORS
EXHIBIT B - FORM OF REDEEMABLE CONVERTIBLE NOTE
EXHIBIT C - DISCLOSURE SCHEDULE
EXHIBIT D - SCHEDULE OF REPRESENTATIONS AND WARRANTIES
EXHIBIT E - EXISTING AND PROPOSED GROUP STRUCTURE AND REORGANISATION EXHIBIT F - LIST OF KEY EMPLOYEES

This Note SUBSCRIPTION AND RIGHTS AGREEMENT (the "AGREEMENT") is made the 9th day of April 2004


BETWEEN:

(1) HTF 7 LIMITED, a limited liability company organised and existing under the laws of the Cayman Islands ("HSBC");

(2) SEABRIGHT CHINA SPECIAL OPPORTUNITIES (I) LIMITED, a company incorporated in the British Virgin Islands and having its registered office at 125 Main Street, P.O. Box 144, Road Town, Tortola, British Virgin Islands ("SEABRIGHT");

(3) INTEL CAPITAL CORPORATION, a limited liability company organised and existing under the laws of the Cayman Islands ("INTEL"); and

(4)      QUALCOMM INCORPORATED, a Delaware corporation ("QUALCOMM")

(parties (1) to (4) each an "INVESTOR" and together the "INVESTORS");

(5) TECHFAITH WIRELESS COMMUNICATION TECHNOLOGY LIMITED, a company incorporated under the laws of the British Virgin Islands, whose registered office is at P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands (the "COMPANY");

(6) GREAT EARNEST TECHNOLOGY LIMITED, a company incorporated under the laws of the British Virgin Islands ("GREAT EARNEST");

(7) BEIJING TECHFAITH R&D CO., LTD., a limited liability company established under the laws of the People's Republic of China, the legal address of which is at No. 1 Jiu Xian Qiao East Road, Chao Yang District, Beijing 100016 ("BEIJING TECHFAITH");

(8) LEO TECHNOLOGY LIMITED, a company incorporated under the laws of the British Virgin Islands ("LEO");

(9) CENTEL TECHNOLOGY R&D CO., LTD., a limited liability company established under the laws of the People's Republic of China, the legal address of which is at No. 1 Jiu Xian Qiao East Road, Chao Yang District, Beijing 100016 ("CENTEL"); and

(10) STEP TECHNOLOGIES (BEIJING) CO., LTD., a limited liability company established under the laws of the People's Republic of China, the legal address of which is at Rm. 4, West Building M-8, No. 1 Jiu Xian Qiao East Road, Chao Yang District, Beijing 100016 ("STEP TECHNOLOGIES");

(11) FINEST TECHNOLOGY LIMITED, a company incorporated under the laws of the British Virgin Islands ("FINEST TECHNOLOGY")

(12) LEADTECH COMMUNICATION TECHNOLOGY (SHANGHAI) LIMITED, a limited liability company established under the laws of the People's Republic of China, the legal address of which is at 6F/8#, Riverfront, Harbor, No. 3000 Longdong Avenue, Pudong, Shanghai, China ("LEADTECH");

(13)     DONG DEFU, an individual;

(14)     LIU CANGSONG, an individual;

(15)     HE CHANGKE, an individual; and

(16)     HUO BAOZHUANG, an individual;

(parties (13) to (16) each a "FOUNDER" and together the "FOUNDERS");

(17)     TAN WENSHENG, an individual; and

(18)     WU KEBO, an individual;

(parties (17) to (18) each an "INITIAL SHAREHOLDER" and together the "INITIAL SHAREHOLDERS").

RECITALS:

(A) WHEREAS, the Investors intend to lend to the Company in cash, or through the cancellation of existing indebtedness, an aggregate of US$14,000,000, each in the amount set forth on the Schedule of Investors attached hereto as Exhibit A (the "SCHEDULE OF INVESTORS");

(B) WHEREAS, in return for such loans, the Company intends to issue to the Investors redeemable convertible notes totalling US$14,000,000; and

(C) WHEREAS, in connection with, and in consideration of the subscription of the Notes, the Group, the Founders, and the Initial Shareholders have agreed to give certain representations and warranties, undertakings, covenants, and indemnities as set out in this Agreement.

NOW IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

(A) In this Agreement, including the recitals and the Exhibits, unless the context otherwise requires, the following terms have the respective meanings set opposite them:

         "Affiliate"                    means, with respect to any entity, any
                                        other entity directly or indirectly
                                        controlling, controlled by, or under
                                        common control with the first entity
                                        (for the purpose of this definition,
                                        "control" shall mean the power, whether
                                        held directly or indirectly, to exercise or control the right to vote attached to 50% or more of the Equity Interest or to appoint one half or more of the number of directors to the board or other governing body of the entity) and, in the case of any Investor that is an investment fund or (or a subsidiary of an investment fund), the term
                                        "Affiliate" shall include any other
                                        investment fund (or a subsidiary of any
                                        such investment fund) managed by the
                                        same manager of such Investor (or, if
                                        such Investor is a subsidiary of an
                                        investment fund, the same manager of the investment fund of which such Investor is a subsidiary) and any person who succeeds such manager as the manager of such investment fund;

         "Applicable Laws"              means, with respect to any Person, all
                                        provisions of laws, statutes,
                                        ordinances, rules, regulations, permits, certificates or orders of any
                                        Governmental Authority applicable to
                                        such Person or any of its assets or
                                        property or to which such Person or any
                                        of its assets or property is subject,
                                        and all judgments, injunctions, orders
                                        and decrees of all courts and
                                        arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject;

         "Board Observer"               has the meaning ascribed thereto in
                                        Clause 12(c) of this Agreement;

         "Business Day"                 means any day (excluding Saturdays,
                                        Sundays and public holidays in Hong
                                        Kong) on which banks generally are open
                                        for business in Hong Kong;

         "Cause" means dishonesty, fraud, misconduct, unauthorised use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Board of Directors of the Company, and its determination shall be conclusive and binding;

         "Claim" means any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other Proceeding;

         "Company"                      Techfaith Wireless Communication
                                        Technology Limited (fka Techfaith
                                        Holdings Limited), a
                                        company incorporated under the laws of
                                        the British Virgin Islands, whose
                                        registered office is at P.O. Box 957,
                                        Offshore Incorporation Centre, Road
                                        Town, Tortola, British Virgin Islands;

         "Constitutional Documents"     has the meaning ascribed thereto in
                                        Clause 1.1(c) of the Warranty Schedule;

         "Contracts"                    has the meaning ascribed thereto in
                                        Clause 1.6(a)(iii) of the Warranty
                                        Schedule;

         "Conversion Shares"            the shares issued or issuable upon the
                                        conversion of the Notes;

         "Disclosure Schedule"          the Disclosure Schedule attached hereto
                                        as Exhibit C;

         "Equity Interest"              means (i) with respect to a corporation,
                                        any and all issued and outstanding (or
                                        if applicable, in issue and credited as
                                        fully paid) shares, and warrants,
                                        options, rights to acquire shares,
                                        rights to participate in the profits of
                                        such corporation and any other security
                                        or right convertible or exchangeable
                                        into or exercisable for any shares or
                                        right to participate in the profits of
                                        such corporation; (ii) with respect to a PRC foreign invested enterprise, any and all contributed registered capital, and warrants, options, rights to contribute/acquire registered capital, rights to participate in the profits of such PRC foreign invested enterprise, and any other security or right convertible or exchangeable into or exercisable for any registered capital or right to participate in the profits of such PRC foreign invested enterprise;
                                        and (iii) with respect to a partnership, limited liability company or similar
                                        Person, any and all units, interests, or other equivalents of, or other ownership interests in any such Person and warrants, options, rights to acquire any such units or interests, rights to participate in the profits of such partnership and any other security or right convertible or exchangeable into or exercisable for any units, interests, or other equivalents of, or right to participate in the profits of such partnership;

         "Exchange"                     The Stock Exchange of Hong Kong Limited
                                        and/or any other internationally
                                        recognised stock exchange as the Company may reasonably select;

         "Executive Director"           a director that is also an employee of a
                                        Group Company;

         "Financial Statements"         has the meaning ascribed thereto in
                                        Clause 1.9(a) of the Warranty Schedule;


         "Group" the Company and all direct or indirect Subsidiaries of the Company;

         "Governmental Authority"       means any government or political
                                        subdivision thereof, whether on a
                                        federal, state, provincial, municipal or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof;

         "Group Companies"              the Company, or any direct or indirect
                                        Subsidiary of the Company;

         "Hong Kong"                    the Hong Kong Special Administration
                                        Region of the PRC;

         "HK GAAP"                      means generally accepted accounting
                                        principles in Hong Kong;

         "Intellectual Property Rights" means all industrial and intellectual property rights, including, without
                                        limitation, software rights, software
                                        licences, patents, patent applications,
                                        patent rights, patent licenses,
                                        trademarks (whether or not registered),
                                        trademark applications, maskworks,
                                        internet domain names, internet domain
                                        name rights, trade names, service marks
                                        (whether or not registered), service
                                        mark applications, copyrights (whether
                                        or not registered), copyright
                                        applications, know-how, trade secrets,
                                        enterprise name, logos, proprietary
                                        processes and formulae, confidential
                                        information, franchises, licenses,
                                        inventions, instructions, marketing
                                        materials, trade dress, product
                                        configurations, brands and designs and
                                        all documentation and media
                                        constituting, describing or relating to
                                        the foregoing, including manuals,
                                        memoranda and records;

         "IPO" the allotment and issue date of the firm commitment underwritten initial public offering of shares in the Company or the Listing Company on the Exchange;

         "Lien" any lien, encumbrance, mortgage, pledge, hypothecation, charge (whether fixed or floating or otherwise), right of first refusal, lease, license, adverse claim, or other conflicting ownership affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell);

         "Listing Company"              either the Company or a 100% parent of
                                        the Company, that is used as the listing vehicle for an IPO on the Exchange.

         "Material Adverse Change"      any change, event or effect that
                                        individually or in the aggregate might
                                        have a material adverse effect on the
                                        Group's business, results of operations, assets, or financial condition, or the transactions contemplated by this
                                        Agreement;

         "NAV"                          net asset value;

         "NEC" has the meaning ascribed thereto in Clause 1.2(h)(i) of the Warranty Schedule;

         "NewCo" has the meaning ascribed thereto in Clause 15(B) of this Agreement;

         "Non-Compete Period"           the period from the date of this
                                        Agreement to the one year anniversary of the termination of a Founder's employment or service relationship with all Group Companies;

         "Notes" the redeemable convertible notes issued by the Company and subscribed by the Investors in an aggregate principal amount of US$14,000,000, in substantially the form attached to this Agreement as Exhibit B;

         "New Securities"               has the meaning ascribed thereto in
                                        Clause 9(B) of this Agreement;

         "Obligors"                     has the meaning ascribed thereto in
                                        Clause 1.4 of the Warranty Schedule;

         "Ordinary Shares"              the ordinary shares having a par value
                                        of US$1.00 each in the share capital of
                                        the Company;

         "Permitted Transfers"          Transfers made (a) pursuant to Clauses
                                        5, 6, 7 or 8 of this Agreement, (b)
                                        solely for purposes of the
                                        Reorganisation (strictly pursuant to
                                        Clause 15), or (c) to a trust for which
                                        the transferor and his or her immediate
                                        family (meaning, spouse and children)
                                        are the sole beneficiaries; provided
                                        that in each case the Transferee agrees
                                        in writing to be subject to the same
                                        Transfer restrictions of this Agreement
                                        as are applicable to the transferor;

         "Person" shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture (including a sino-foreign equity joint venture), an unincorporated organisation and a governmental authority;

         "PRC"                          the People's Republic of China;

         "PRC Subsidiaries"             refers to Beijing Techfaith, Centel,
                                        STEP Technologies and Leadtech;

         "Proceeding"                   means any legal, administrative or
                                        arbitration action, suit, complaint,
                                        charge, hearing, inquiry, investigation
                                        or proceeding (including any partial or
                                        threatened proceedings);

         "Pro Rata Participation Share" the ratio of (a) the number of Ordinary
                                        Shares that would be held by an Investor if all Notes held by such Investor were fully converted, to (b) the total number of Ordinary Shares of the Company, assuming conversion of all convertible securities including all Notes held by all Investors, immediately prior to the issuance of New Securities giving rise to the Right of Participation;

         "Pro Rata Portion"             the ratio of (a) the number of Shares
                                        held by an Investor plus the number of
                                        Shares issuable upon conversion of Notes then held by such Investor, to (b) the number of Shares held by all Investors plus the number of Shares issuable upon conversion of the outstanding Notes then held by all Investors;

         "Qualified IPO"                allotment and issue date of any IPO
                                        undertaken by the Listing Company where:

                                        (a)    the public float following such
                                               IPO equals or exceeds 25% of the
                                               total issued share capital of the
                                               Listing Company at the time of
                                               IPO;

                                        (b)    shares offered under the IPO have
                                               been offered through one or more
                                               reputable investment or merchant
                                               banks or securities firms both to
                                               international and domestic
                                               investors and at investor
                                               presentations held in one or more
                                               principal financial centres;

                                        (c)    there is a sufficient spread of
                                               shareholders which meets the
                                               requirements of the Exchange; and

                                        (d)    (i) in the event the IPO takes
                                               place on or before March 31,
                                               2005, the IPO offer size, for a
                                               25% public float, shall not be
                                               less than US$70,000,000 and the
                                               indicative post-offering market
                                               capitalization of the Listing
                                               Company (based on the IPO
                                               offering price) shall not be less
                                               than US$300,000,000; or

                                               (ii) in the event the IPO takes
                                               place after March 31, 2005, the
                                               IPO offer size, for a 25% public
                                               float, shall not be less than
                                               US$95,800,000 and the indicative
                                               post-offering market
                                               capitalization of the Listing
                                               Company (based on the IPO
                                               offering price) shall not be less
                                               than US$383,300,000;

         "Qualified Trade Sale"         the completion date for the sale of all
                                        outstanding Shares of the Company
                                        (including any Conversion Shares), or
                                        sale of all or substantially all assets
                                        of the Company or all Group Companies,
                                        where the consideration payable for all
                                        outstanding Shares of the Company or for such assets shall be at least (i) on or before March 31, 2005, US$240,000,000, and (ii) after March 31, 2005,
                                        US$300,000,000;


         "SAFE"                         the State Administration for Foreign
                                        Exchange of the PRC;

         "SEABRIGHT Notes"              has the meaning ascribed thereto in
                                        Clause 2(F)(xiv);

         "Shares" any shares of the Company or securities convertible into shares of the Company (or any interest therein, any right attaching thereto or any economic benefit thereof);

         "Six Shareholders"             the Founders and the Initial
                                        Shareholders, collectively;

         "Special Shareholder"          Mr. Tan Wensheng.

         "Subsidiary"                   Great Earnest, Leo, Finest Technology,
                                        STEP Technologies, Beijing Techfaith,
                                        Centel, and Leadtech, and any subsidiary of the Company and for this purpose
                                        "Subsidiary" has the meaning ascribed
                                        thereto in the Companies Ordinance
                                        (Chapter 32 of the Laws of Hong Kong)
                                        and "Subsidiaries" shall be construed
                                        accordingly;

         "Taxes" any federal, state, provincial, local or municipal income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or estimated, tax, levy, duty or any other form of taxation of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability;

         "Transactions"                 has the meaning ascribed thereto in
                                        Clause 1.4 of the Warranty Schedule;

         "Transfer"                     the act of directly or indirectly,
                                        voluntarily or involuntarily selling,
                                        assigning, mortgaging, charging,
                                        transferring, pledging, hypothecating,
                                        or otherwise disposing of;

         "Transferee"                   any Person to whom any Founder or
                                        Initial Shareholder has directly or
                                        indirectly transferred any Shares; and

         "Warranty Schedule"            the Schedule of Representations and
                                        Warranties attached hereto as Exhibit D.

(B) In this Agreement, including the recitals and the Exhibits, unless the context otherwise requires:

         i. references to "Clauses" and "Exhibits" are references to clauses of, and the exhibits to, this Agreement;

         ii. references to this Agreement include this Agreement, the Exhibits and all other documents executed in accordance with this Agreement and expressed to be supplemental to this Agreement;

         iii. headings are for convenience only and shall not limit, extend, vary or otherwise affect the construction of any provision of this Agreement;

         iv. words and expressions importing the singular include the plural and vice versa;

         v. words and expressions importing one gender include both genders and the neuter;

         vi. where any word or expression is given a defined meaning, any other grammatical form of such word or expression (as the case may be) shall have a corresponding meaning;

         vii. references to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted (whether before or after the date of this Agreement) from time to time and shall include any provision of which they are re-enactments (whether with or without modification) and any subordinate legislation made under such statutory provisions; and

         viii. references to anything which any party is required to do or not to do shall include its acts, defaults and omissions, whether:

                           (a)      direct or indirect;

                           (b)      on its own account; or

                           (c)      for or through any other Person,

                  and shall include acts, defaults and omissions which it permits or suffers to be done or not done by any other Person.

2.       SUBSCRIPTION AND ISSUANCE OF NOTES

(A) The Investors agree, on the terms and subject to the conditions specified in this Agreement, to lend to the Company in cash or via the cancellation of existing indebtedness, the amounts set forth opposite each Investor's name in the Schedule of Investors.

(B) In return for the consideration provided by each Investor, the Company shall issue to such Investor a redeemable convertible note in substantially the form attached hereto as Exhibit B.

(C) Each such Note shall have a principal balance equal to one hundred percent (100%) of the aggregate amount of consideration provided by such Investor (the "INVESTMENT AMOUNT"), shall be convertible into Ordinary Shares on terms more fully described in the Note, and shall be dated as of the date such consideration is provided to the Company.

(D) The closing (the "CLOSING") of the subscription and issuance of the Notes will be held at the offices of HSBC in Hong Kong at 11:00 a.m. on April 16, 2004 or on such other date and time as is mutually agreed upon by the Company and the Investors; provided, however, that Closing shall actually be deemed to have occurred for purposes of this Agreement only as specified in Clause 2(E)(iii) below. This Agreement will immediately terminate (i) with respect to any Investor that fails to participate in the Closing, except as otherwise provided in Clause 2(E)(iv), and such party shall no longer be considered an Investor hereunder, or (ii) if Closing has not occurred by April 27, 2004, unless agreed upon in writing by the Company and all Investors.

(E) In connection with Closing, the delivery of the Investors' respective Investment Amounts and the issuance of the Notes shall take place in strict accordance with the provisions of this Clause 2(E). Each Investor's obligation to deliver the Investment Amount listed opposite its name in the Schedule of Investors shall be several and not joint, such that no Investor is obligated to make up any part of another Investor's Investment Amount that is not funded.

(i) As provided in Clause 2(F)(xiv), SEABRIGHT shall deliver the SEABRIGHT Notes to the Company for cancellation upon Closing, together with SEABRIGHT's confirmation of its agreement to the cancellation of the SEABRIGHT Notes. Such delivery shall fully satisfy SEABRIGHT's obligation to pay its Investment Amount.

(ii) Upon satisfaction of the conditions specified in Clause 2(F)(or waiver thereof by all the Investors), INTEL and QUALCOMM shall each deliver their respective Investment Amount to the Company by telegraphic transfer to the following bank account of the Company, or to such other bank account as the Company may notify INTEL and QUALCOMM in writing (the "COMPANY BANK ACCOUNT"):

Bank:                     Industrial and Commercial Bank of China (Asia) Limited
Account Name:             Techfaith Wireless Communication Technology Limited
Foreign Currency S/A No:  072-868-40001211
SWIFT Code:               UBHKHKHH
Bank Address:             8 Causeway Road, Causeway Bay, Hong Kong.

(iii) Upon the Company's receipt of fax copies of TT wire confirmation documents evidencing that both INTEL's and QUALCOMM's respective Investment Amounts have been transmitted via telegraphic transfer to the Company Bank Account, Closing will be deemed to have occurred. For purposes of this Clause 2(E), "TT wire confirmation documents" shall mean irrevocable instructions issued to an Investor's bank to transfer such Investor's Investment Amount via telegraphic transfer.

(iv) Upon Closing, HSBC shall have an unconditional obligation to deliver its Investment Amount to the Company by telegraphic transfer to the Company Bank Account no later than April 26, 2004 (the "HSBC FUNDING OBLIGATION"). Upon the receipt by the Company, INTEL, and QUALCOMM of fax copies of TT wire confirmation documents evidencing that

HSBC's Investment Amount has been transmitted by telegraphic transfer to the Company Bank Account, the HSBC Funding Obligation shall be deemed fully satisfied.

(v) Upon Closing, the Company shall deliver to Stephenson Harwood & Lo, at 18/F Edinburgh Tower, The Landmark, 15 Queen's Road Central, Hong Kong, executed Notes issued in the names of INTEL and QUALCOMM, respectively, with principal amounts equal to INTEL's and QUALCOMM's respective Investment Amounts. Within one (1) Business Day following the date that INTEL's and/or QUALCOMM's respective Investment Amount, as the case may be, is actually received in the Company Bank Account, the Note issued to such Investor shall be hand-delivered by Stephenson Harwood & Lo to Perkins Coie, at 25/F Three Exchange Square, 8 Connaught Place, Central, Hong Kong, for delivery to such Investor.

(vi) Upon Closing, the Company shall deliver to SEABRIGHT an executed Note issued in the name of SEABRIGHT with a principal amount equal to SEABRIGHT's Investment Amount, and simultaneously with such delivery, the SEABRIGHT Notes shall be cancelled and superseded by the Note delivered to SEABRIGHT.

(vii) Upon Closing, the Company shall deliver to Stephenson Harwood & Lo an executed Note issued in the name of HSBC with a principal amount equal to HSBC's Investment Amount. Within one (1) Business Day following the date that HSBC's Investment Amount is actually received in the Company Bank Account, such Note shall be hand-delivered by Stephenson Harwood & Lo to Perkins Coie for delivery to HSBC.

(viii) In the event that the HSBC Funding Obligation has not been fully satisfied on or before April 26, 2004, each of INTEL and QUALCOMM (but not SEABRIGHT) shall have an independent right, but not an obligation, to deliver a written notice (a "PAYMENT NOTICE") to HSBC demanding payment of an amount equal to such Investor's respective Investment Amount (a "PAYMENT DEMAND" and the Investor making a Payment Demand, a "DEMANDING INVESTOR").

(ix) Within five (5) Business Days of the receipt of a Payment Notice, HSBC shall pay to the Demanding Investor such Demanding Investor's Investment Amount. Payment shall be made via telegraphic transfer to the bank account specified in the Payment Notice by the Demanding Investor. Upon receipt by the Demanding Investor of fax copies of TT wire confirmation documents evidencing that HSBC has transmitted the Demanding Investor's Investment Amount to the bank account specified in the Payment Notice, such Demanding Investor shall immediately deliver to HSBC the Note representing such Demanding Investor's Investment Amount, together with an executed transfer form with respect thereto. Notwithstanding the foregoing, if HSBC satisfies in full the HSBC Funding Obligation prior to the expiration of the five (5) Business Day period specified in this Clause 2(E)(ix), the Payment Demand shall be immediately and automatically revoked, HSBC shall have no further obligations with respect to such Payment Demand, and the Demanding Investor shall have no further right to payment from HSBC, or any right to bring any Claim against HSBC relating to the Payment Demand or the HSBC Funding Obligation.

(x) The rights of INTEL and QUALCOMM to make a Payment Demand or to bring any Claim against HSBC relating to a Payment Demand or the HSBC Funding Obligation, shall terminate immediately upon the satisfaction in full of the HSBC Funding Obligation.

(xi) In the event of (a) the failure of HSBC to fully satisfy the HSBC Funding Obligation, and/or (b) the discharge by HSBC of one or more Payment Demands in accordance with Clause 2(E)(ix) above, the Company and each of the Investors agree to execute such documents and instruments, including without limitation, an amendment to this Agreement, as may be necessary or appropriate in connection with such event(s).

(F) The Investors shall be under no obligation to proceed to the Closing or to purchase the Notes, unless and until all of the following shall have occurred, except as waived in writing by all of the Investors:

         i. All legal, financial, business and other due diligence being performed to the reasonable satisfaction of the Investors and any corrective items identified by any Investor shall have been corrected to all Investors' satisfaction;

         ii. The delivery to the Investors of consolidated financial statements of the Group, as audited by Deloitte Touche Tohmatsu (the "AUDIT REPORT") for the nine months ended December 31, 2003, which shows that the Group's NAV as of December 31, 2003, and profit after tax for the nine months ended December 31, 2003, are at least RMB100 million and RMB65 million respectively;

         iii. Discussions regarding the Audit Report between the Investors and Deloitte Touche Tohmatsu being performed to the reasonable satisfaction of the Investors;

         iv. There shall have been no Material Adverse Change since the date of this Agreement;

         v. Except as set forth in a supplemental Disclosure Schedule dated as of Closing and attached to the certificate described in Clause 2(F)(vii), all representations and warranties of Group and the Founders contained herein shall be true, accurate and complete in all material respects on and as of Closing with the same effect as though such representations and warranties had been made on and as of the date of Closing;

         vi. The Group and each of the Six Shareholders shall have fully and timely performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by him or it on or before Closing;

         vii. A duly authorised officer of the Company and each of the Founders shall have executed and delivered to the Investors at Closing a certificate, with faxed or original signatures (with the originals to follow as soon as practicable after Closing), stating on behalf of the Company that the conditions specified in Clauses 2(F)(iv), 2(F)(v), 2(F)(vi), and 2(F)(xix) have been fulfilled ;

         viii. All necessary resolutions (whether directors or shareholders resolutions as the case may be) of the Company have been passed in order to approve the issuance of the Notes, the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and thereby;

         ix. Delivery to the Investors of faxed copies of certificates of good standing for the Company, Leo, Great Earnest, and Finest Technology issued by Registrar of Companies of the British Virgin Islands certifying that the each was duly constituted, paid all required fees and is in good legal standing (with the originals to follow as soon as practicable after Closing);

         x. Faxed copies of legal opinions by PRC and BVI counsel to the Company dated as of the date of Closing and addressed to the Investors in form and substance reasonably satisfactory to the Investors have been provided to the Investors (with originals or certified copies to follow as soon as practicable after Closing);

         xi. Delivery to the Investors of certified copies of each Group Company's Memorandum and Articles of Association or other Constitutional Documents, in effect as of the date of Closing;

         xii. This Agreement and the Notes (pending delivery) have been duly executed by the Company;

         xiii. The persons listed in Exhibit F (the "KEY EMPLOYEES") have entered into service agreements with the Company in a form reasonably agreed upon with the Investors;

         xiv. SEABRIGHT shall have delivered all of its existing convertible notes (the "SEABRIGHT NOTES"), in the aggregate principal amount of US$4,000,000, to the Company for cancellation at the Closing, and SEABRIGHT shall have confirmed in writing that its rights and obligations relating to the SEABRIGHT Notes are superseded in their entirety by this Agreement at the Closing;

         xv. None of HSBC, SEABRIGHT, INTEL or QUALCOMM shall have indicated to the other Investors that it will not be investing (or in the case of SEABRIGHT, cancelling SEABRIGHT Notes) in the amount of US$4,000,000, US$4,000,000, US$4,000,000 and
                  US$2,000,000, respectively, subject to the satisfaction of the conditions in Clause 2(F);

         xvi. The Investors shall have been provided with evidence reasonably satisfactory to them that any and all litigation against any Group Company or their Affiliates or past joint venture companies established by any Group Company (specifically including without limitation the claims by CECW [CHINESE CHARACTERS]) have been finally and unconditionally resolved and all related proceedings withdrawn or dismissed with prejudice, including delivery of a faxed copy of PRC legal opinion from the Company's legal counsel in form and substance satisfactory to the Investors in relation to the resolution of such litigation (with a original or certified copy to follow as soon as practicable after Closing;

         xvii. As of Closing the organisation of the Group and the respective ownership percentages on a fully-diluted basis shall be as depicted in the diagram entitled "Group structure immediately after conversion of Notes and before IPO" in the Existing and Proposed Group Structure and Reorganisation attached hereto as Exhibit E, except for the conversion of Notes;

         xviii. QUALCOMM and the Company shall have entered into a DMSS6050/6025 Software Agreement which will enable the Company to use certain QUALCOMM software in connection with its business and which also will reflect the commitments outlined in the Memorandum of Understanding between QUALCOMM and the Company dated December 25, 2003; and

         xix. Each Group Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement including, but not limited to, all necessary PRC government approvals to permit the investment in the PRC Subsidiaries of the proceeds from the issuance of the Notes, except for the approvals in relation to the transmission of funds into the PRC and the approval to increase the registered capital of Leadtech from US$2,400,000 to US$4,000,000.


3.       REPRESENTATIONS AND WARRANTIES

(A) In consideration of the Investors agreeing to enter into or become party to this Agreement and to subscribe for Notes pursuant hereto, except as set forth in the Disclosure Schedule attached hereto as Exhibit C, each of the Company and the Founders hereby jointly and severally represents and warrants to the Investors in the terms set out in the Schedule of Representations and Warranties, attached hereto as Exhibit D in respect of all matters relating to the Group and the Founders, provided that no Group Company makes any representation or warranty with respect to any Founder, and no Founder makes any representation or warranty with respect to another Founder.

(B) The Initial Shareholders hereby represent and warrant to the Investors that the Agreement has been duly and validly executed and delivered by each of the Initial Shareholders or by their attorney-in-fact pursuant to a duly and validly executed and legally binding power of attorney, and constitutes the legal, valid and binding obligation of the Initial Shareholders, enforceable against each of the Initial Shareholders in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

(C) The liabilities of the Company, the Founders and the Initial Shareholders under the representations and warranties set out in Exhibit D and under Clauses 3(A) and (B) and under Clause 16(F) shall be limited as follows:

         i. no liability shall in any event arise in respect of any Claim under the representations and warranties unless the loss sustained by the Investors (together with the aggregate amount of loss sustained arising from previous breaches of representations and warranties, if any) shall exceed an aggregate sum of US$25,000 and in the event that such aggregate sum is exceeded, the Investors shall, subject to this Clause, be entitled to claim for sums payable including the first US$25,000 thereof;

         ii. the aggregate liability of the Company, the Founders and the Initial Shareholders in respect of all the Claims under Clauses 3(A) and (B) and Clause 16(F) shall not exceed (a) until the first anniversary of the date of Closing, US$16,100,000, (b) between the first anniversary of the date of Closing and the second anniversary of the date of Closing, US$18,510,000, and (c) after the second anniversary of the date of Closing, US$21,290,000, and the aggregate liability in respect of all the Claims by any Investor, shall not exceed such Investor's Pro Rata Portion of the amounts specified for each period in this Clause 3(C)(ii);

         iii. For purposes of determining the appropriate amount of liability pursuant to Clause 3(C)(ii), the reference date shall be the date of written settlement or judgment for the respective Claim at issue; and

         iv. in the absence of fraud, dishonesty or willful concealment on the part of the Company, the Founders and/or the Initial Shareholders in respect of any potential liabilities under this Clause 3(C) and Clause 16(F), no Claim shall be brought by the Investors against the Company, the Founders and/or the Initial Shareholders and/or unless notice of any such Claim (specifying in reasonable detail the nature of the breach) has been given to the Company, the Founders and/or the Initial Shareholders on or prior to the third anniversary of Closing.

(D) the aggregate liability of the Investors in respect of any and all Claims relating to this Agreement shall be US$14,000,000, and the aggregate liability in respect of any and all such Claims against an individual Investor shall be such Investor's Investment Amount, with any amounts under this Clause 3(D) payable solely by way of offset and cancellation in whole or in part of the relevant Investor's Notes in the amount of any written settlement or judgment.

4.       TRANSFER RESTRICTIONS

(A) Except for Permitted Transfers, the Founders shall not transfer, assign, encumber or otherwise dispose of any Shares prior to an IPO.

(B) Except for Permitted Transfers, the Initial Shareholders shall not Transfer or assign any Shares to any proposed Transferee prior to an IPO unless and until such Initial Shareholder has received the written approval and acknowledgement of the Company that such proposed Transferee is not a competitor of the Company.

(C) The Company covenants that no Transfer of Shares in contravention of this Agreement shall be given effect by the Company and that the Company shall not (i) register on its books or any share register any Transfer of Shares in contravention of this Agreement, or (ii) treat as the owner of Shares, or otherwise accord voting, dividend or liquidation rights to, any Transferee to whom Shares have been Transferred in contravention of this Agreement.

(D) There are no Transfer restrictions on the Notes or any Shares held by the Investors.

(E) Any Transfer of title or beneficial ownership of shares of the Company upon default, foreclosure, forfeit, court order, or otherwise than by a voluntary decision on the part of any shareholder of the Company (other than the Investors), other than any Transfer upon death or any Transfer to the Investors in accordance with the terms this Agreement (an "INVOLUNTARY TRANSFER"), shall be void to the extent permitted by applicable law. Upon the Involuntary Transfer of any shares of the Company, such shareholder shall promptly (but in no event later than five (5) Business Days after such Involuntary Transfer) furnish written notice to the Company, all other shareholders of the Company and all other parties to this Agreement indicating that the Involuntary Transfer has occurred, specifying the name of the Person to whom such shares have been Transferred, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer.

5.       RIGHT OF REPURCHASE

(A) One hundred percent (100%) of any Shares held by a Founder shall initially be considered "Restricted Shares" and shall be subject to a right (but not an obligation) of repurchase by the Company (the "RIGHT OF Repurchase"). Shares which are no longer subject to the Right of Repurchase shall cease to be Restricted Shares.

(B) The Right of Repurchase with respect to a Founder shall be exercisable only during the 60-day period next following the date when such Founder's service terminates for Cause.

(C) The Right of Repurchase shall lapse with respect to one-third (1/3rd) of the initial Restricted Shares on each anniversary of the Closing (and such Shares shall cease to be Restricted Shares) such that all Shares held by the Founders will be free of the Right of Repurchase on the third anniversary of the Closing. Notwithstanding the foregoing, upon the occurrence of the Qualified IPO, one hundred percent (100%) of any then remaining Restricted Shares shall cease to be subject to the Right of Repurchase.

(D) If the Company exercises the Right of Repurchase with respect to a Founder's Restricted Shares, it shall pay such Founder an amount in cash or cash equivalents (which cash equivalent shall be acceptable to the Founder) equal to such Founder's original purchase price for the Shares so repurchased by the Company.

(E) The Right of Repurchase shall be exercisable only by the Company delivering a written notice to such Founder prior to the expiration of the 60-day period specified in Clause 5(B) above, upon which, such Founder shall immediately (but no later than the close of business on the date specified for the repurchase which date shall not be earlier than the 7th day after receipt of the said written notice) deliver to the Company the certificate(s) representing the Restricted Shares to be repurchased, properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to such Founder the purchase price determined according to Clause 5(D) above. Payment shall be made in cash or cash equivalents (which cash equivalent shall be acceptable to the Founder) or by cancelling existing indebtedness to the Company incurred by such Founder in the subscription of Shares. The Right of Repurchase shall lapse with respect to any Restricted Shares for which it has not been timely exercised pursuant to this Clause 5(E).

(F) In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that by reason of such transaction are distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to the Right of Repurchase. After each such transaction, appropriate adjustments shall be made to the price per share to be paid upon the exercise of the Right of Repurchase in order to reflect any change in the Company's outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Restricted Shares shall remain the same.

(G) If after the Company exercises its Right of Repurchase, a Founder fails to transfer the subject Restricted Shares, the Company may hold the consideration for the purchased Restricted Shares on behalf of the Founder and the Founder shall be deemed to have appointed any one director of the Company or the Company secretary as his agent to execute any transfer instrument(s) or other agreement required to evidence the transfer of the Restricted Shares, or the cancellation of amounts owed by the Founder to the Company and, upon execution of such transfer documents, the Company shall hold the consideration in trust for the Founder and the Founder shall have no further rights with respect to the Restricted Shares purchased by the Company.

(H) Notwithstanding any provision to the contrary, Founders may not transfer Restricted Shares to any Transferee.

6.       RIGHT OF FIRST REFUSAL

(A) If (a) upon waiver by all of the Investors of the restrictions in Clause 4(A) a Founder proposes to Transfer Shares for which the Right of Repurchase has lapsed, or (b) upon receipt of the written approval and acknowledgement required by Clause 4(B) the Special Shareholder proposes to Transfer Shares (for the purposes of this Agreement, any Shares, securities, interest, right or economic consequence proposed to be Transferred by any Special Shareholder or Founder, the "TRANSFER SHARES"), in each case, other than for the purpose of a Permitted Transfer, then each Investor shall have a right to purchase such Investor's Pro Rata Portion of the Transfer Shares (the "RIGHT OF FIRST REFUSAL") as provided in this Clause 6. Notwithstanding the foregoing, the Investors shall be entitled to apportion any right under this Clause 6 to purchase the Transfer Shares in such proportions as they deem appropriate among themselves, and their respective Affiliates.

(B) For the purpose of this Clause 6 any Special Shareholder or Founder proposing to Transfer any Transfer Shares shall be referred to as a "TRANSFERRING SHAREHOLDER".

(C) In the event a Transferring Shareholder receives a bona fide offer to Transfer the Transfer Shares, the Transferring Shareholder shall deliver a written notice (the "FIRST NOTICE") to each Investor, describing fully the proposed Transfer, including the number of Shares proposed to be Transferred, the proposed Transfer price, the name and address of each prospective bona fide purchaser, and any other material terms and conditions, and for the purpose of the Right of First Refusal setting forth an offer (irrevocable by its terms for ten (10) Business Days following receipt) to sell to each Investor its Pro-Rata Portion of the Transfer Shares (provided that the Investors may reallocate the entitlements among themselves) for the same purchase price per share, and on the same terms and conditions contained in the First Notice.

(D) Within ten (10) Business Days following receipt of the First Notice, each Investor desiring to exercise its Right of First Refusal shall deliver a written notice to the Transferring Shareholder, with a copy to the Company, setting forth, if it elects to exercise its Right of First Refusal, its acceptance of the offer set forth in the First Notice (such acceptance may relate to part or all of the Shares set forth in the offer).

(E) Immediately following the expiration of the ten (10) Business Day period referred to in Clause 6(D), the Transferring Shareholder shall send out a second notice (the "SECOND NOTICE") to each applicable Investor having exercised its Right of First Refusal, with a copy to the Company, setting forth the number of Transfer Shares that have not been accepted for purchase pursuant to an exercise of a Right of First Refusal. Each Investor who has accepted all or part of the Shares offered to it in the First Notice shall then have ten (10) Business Days from its receipt of the Second Notice to send another written notice to the Transferring Shareholder, with a copy to the Company, to exercise its Right of First Refusal with respect to any number of Transfer Shares that have not been accepted for purchase pursuant to an exercise of a Right of First Refusal.

(F) Completion of the Transfer of the Transfer Shares to the bona fide third party or parties set forth in the First Notice (and if applicable, Investors who exercise their Right of First Refusal) shall occur no later than twenty-seven (27) Business Days after the receipt of the First Notice by the Investors. The number of Transfer Shares that the Transferring Shareholder may Transfer to the third party shall be reduced by such exercises. If no Investor elects to exercise the Right of First Refusal, all but not less than all Transfer Shares may be Transferred to the bona fide third party or parties set forth in the First Notice. Unless written consent of each Investor is obtained, if completion of such Transfer does not occur within the time period prescribed in this Clause 6(F), or if any proposed terms or conditions with respect to the Transfer of the Transfer Shares become more favourable to the proposed Transferee than those set forth in the First Notice, then such proposed Transfer shall again be subject to the Right of First Refusal, and the procedures in connection therewith, set forth in this Clause 6.

(G) The exercise (whether in full or in part) or non-exercise of any Right of First Refusal by any Investor to purchase or participate in one or more proposals to Transfer any Transfer Shares shall not adversely affect its rights to purchase or participate in subsequent Transfers of Transfer Shares.

(H) Notwithstanding the foregoing, the Right of First Refusal shall not apply to the conversion of the Founders' Ordinary Shares into Shares of the Listing Company pursuant to the Reorganisation, and upon occurrence of the IPO, the Founders' Shares shall cease to be subject to the Right of First Refusal.

7.       RIGHT OF CO-SALE

(A) To the extent the Investors do not exercise their Rights of First Refusal under Clause 6 above as to all of the Transfer Shares offered by a Founder (but not a Special Shareholder) (a "SELLING FOUNDER"), then each Investor which notifies the Selling Founder in writing within ten (10) days after receipt of the First Notice referred to in Clause 6(C) (a "SELLING INVESTOR" for purposes of this Clause 7) shall have the right to participate in such sale of Transfer Shares, on the same terms and conditions as specified in the First Notice (the "CO-SALE RIGHT"). Such Selling Investor's notice to the Selling Founder shall indicate the number of Shares the Selling Investor wishes to sell under its Co-Sale Right. To the extent one or more of the Investors exercise such Co-Sale Right in accordance with the terms and conditions set forth below, the number of Shares that the Selling Founder may sell in the Transfer shall be correspondingly reduced.

(B) Each Selling Investor may sell all or any part of that number of Shares equal to such Selling Investor's Pro-Rata Portion of the aggregate number of Transfer Shares that have not been accepted for purchase pursuant to an exercise of a Right of First Refusal. The Selling Founder shall notify each Investor of the number of Shares comprising their respective Pro-Rata Portion, upon the expiration of the periods specified in Clause 5 for notification of the exercise of the Right of First Refusal.

(C) Each Selling Investor shall effect its participation in the sale by promptly converting all or a portion of its Note for at least the number of Shares it has elected to sell, then delivering to the Selling Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer (or a transfer instrument in respect of such transfer duly executed by the Selling Investor together with the relevant share certificates), which represent the number of Shares such Selling Investor has elected to sell.

(D) The share certificate or certificates that the Selling Investor delivers to the Selling Founder pursuant to Clause 7(C) shall be transferred to the prospective purchaser in consummation of the sale of the Shares pursuant to the terms and conditions specified in the First Notice, and the Selling Founder shall within 7 days from the date of receipt of all the sale proceeds from the Transferee remit or cause to be remitted to such Selling Investor that portion of the sale proceeds to which such Selling Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase Shares or other securities from a Selling Investor exercising its Co-Sale Rights hereunder, the Selling Founder shall not sell to such prospective purchaser(s) any Shares unless and until, simultaneously with such sale, the Selling Founder shall purchase such Shares or other securities from such Selling Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the First Notice.

(E) To the extent that the Investors have not exercised their Rights of First Refusal or Co-Sale Rights, the Selling Founder shall have a period of twenty-seven (27) Business Days after the receipt of the First Notice by the Investors in which to sell such Shares, upon terms and conditions (including the purchase price) no more favourable than those specified in the First Notice to the third-party transferee(s) identified in the First

         Notice. Unless written consent of each Investor is obtained, if completion does not occur within the time period prescribed in this Clause 7(E), or if any proposed terms or conditions with respect to the Transfer of the Shares become more favourable than those set forth in the First Notice, then such proposed Transfer shall again be subject to the Co-Sale Right, and the procedures in connection therewith, set forth in this Clause 7.

(F) The exercise (whether in full or in part) or non-exercise of any Co-Sale Rights by any Investor shall not adversely affect its rights to subsequently participate in sales of Shares by a Selling Founder.

(G) Notwithstanding the foregoing, the Co-Sale Right shall not apply to the conversion of the Founders' Ordinary Shares into Shares of the Listing Company pursuant to the Reorganisation, and upon occurrence of the IPO, the Founders' Shares shall cease to be subject to the Co-Sale Right.

8.       DRAG-ALONG RIGHT

(A) If (i) all of the Investors and (ii) the Founders that hold a majority in interest of the aggregate Shares held by the Founders, (the "DRAGGING PARTIES") agree to Transfer all the Shares of the Company held by them to, or vote for a merger or consolidation of the Company into, or a sale of all or substantially all assets of the Company to, a purchaser that is not an Affiliate of the Company (a "DRAG-ALONG SALE"), then all of the Six Shareholders (the "DRAGGED PARTIES") shall agree to, and shall vote in favour of, such Drag-Along Sale and shall Transfer the same pro rata amount of their respective outstanding Shares in such Drag-Along Sale as the Dragging Parties propose to Transfer in such Drag-Along Sale.

(B) Any such sale or disposition by the Dragged Parties shall be on the same terms and conditions, including (without limitation) as to the form of consideration, as the proposed Drag-Along Sale by the Dragging Parties. Such Dragged Parties shall be required to make such representations, warranties and indemnities in connection with the Drag-Along Sale as made by the Dragging Parties.

(C) Prior to making any Drag-Along Sale in which the Dragging Parties wish to exercise their rights under this Clause 8, the Dragging Parties shall provide the Company and all the Dragged Parties with written notice (the "DRAG-ALONG NOTICE") not less than five (5) Business Days prior to the proposed closing date of the Drag-Along Sale (the "DRAG-ALONG SALE DATE"). The Drag-Along Notice shall set forth: (i) the name and address of the third party purchasers; (ii) the proposed amount and form of consideration to be paid per share, and the terms and conditions of payment offered by each of the third party purchasers; (iii) the Drag-Along Sale Date; (iv) the number of Shares held of record by the Dragging Parties on the date of the Drag-Along Notice; (v) the number of Shares to be transferred, sold or otherwise disposed of by the Dragging Parties; and (vi) the number of Shares of the Dragged Parties to be included in the Drag-Along Sale.

(D) On the Drag-Along Sale Date, the Dragged Parties shall each deliver or cause to be delivered a certificate or certificates evidencing its Shares of the Company to be included in the Drag-Along Sale, duly endorsed for transfer with signatures witnessed

         (or a transfer instrument in respect of such transfer duly executed by the Dragged Parties together with the relevant share certificates), to the Company.

(E) If the Dragged Parties receive the purchase price for their Shares but they fail to deliver certificates evidencing their Shares and/or the transfer instrument as described in this Clause 8(D), they shall for all purposes be deemed no longer to be shareholders of the Company (with the Dragged Parties being deemed to have appointed one director of the Company or the Company secretary as his agent to execute any transfer instrument with respect to such transfer and with the register of members of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any Shares of the Company held by them, shall have no other rights or privileges as a shareholder of the Company and, in the event of liquidation of the Company, their rights with respect to any consideration they would have received if they had complied with this Clause 8(E), if any, shall be subordinate to the rights of any equity holder. In addition, upon demand by the Dragging Parties, and in addition to any of the other rights or remedies of the Dragging Parties under this Agreement or otherwise, the Company shall stop any subsequent transfer of any such Shares held by such Dragged Parties (as the case may be).

(F) Upon occurrence of the IPO, the Founders' Shares shall cease to be subject to the rights of this Clause 8.

9.       PARTICIPATION RIGHT

(A) Each Investor shall have the right to purchase such Investor's Pro Rata Participation Share, of all or any part of any New Securities that the Company may from time to time issue after the date of this Agreement (the "RIGHT OF PARTICIPATION").

(B) "NEW SECURITIES" means any Shares of the Company, whether now authorised or not, including any rights, options or warrants to purchase such Shares, provided, however, that the term "New Securities" shall not include:

         i.       Ordinary Shares issued upon conversion of any Notes;

         ii. securities of the Company issued or issuable upon exercise of options, warrants or convertible securities outstanding on the date hereof; or

         iii.     any Share issued in a Qualified IPO or Qualified Trade Sale.

(C)      Procedures.

         i. First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall deliver to each Investor written notice of its intention to issue New Securities (the "FIRST PARTICIPATION NOTICE"), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Investor shall have ten (10) Business Days from the date of receipt of any such First Participation Notice to agree in writing to purchase up to such Investor's Pro

                  Rata Participation Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Investor's Pro Rata Participation Share). If any Investor fails to provide notice in writing within such ten (10) Business Day period to purchase such Investor's full Pro Rata Participation Share of an offering of New Securities, then such Investor shall forfeit the right hereunder to purchase that part of its Pro Rata Participation Share of such New Securities that it did not agree to purchase.

         ii. Second Participation Notice; Oversubscription. If any Investor fails or declines to exercise its Right of Participation in accordance with Clause 9(C)(i) above, the Company shall promptly deliver notice (the "SECOND PARTICIPATION NOTICE") to other Investors who exercised their Right of Participation (the "RIGHT PARTICIPANTS") in accordance with Clause 9(C)(i) above. Each Right Participant shall then have five (5) Business Days from the date of the Second Participation Notice (the "SECOND PARTICIPATION PERIOD") to notify the Company of its desire to purchase more than its Pro Rata Participation Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the "ADDITIONAL NUMBER"). Such notice may be made by telephone if confirmed in writing within two (2) Business Days, however the evidence of funds must be submitted in written form. Failure to satisfy the conditions in this Clause within the Second Participation Period will forfeit the any right of the Right Participant to purchase the Additional Number. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by
                  (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Clause and the Company shall so notify the Right Participants within fifteen (15) Business Days following the date of the Second Participation Notice.

(D) Upon the expiration of the First Participation Period or (in the event that the delivery of the Second Participation Notice becomes necessary) the Second Participation Period, or in the event no Investor exercises the Right of Participation within ten (10) days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not more favourable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety
         (90) day period, then the Company shall not thereafter issue or sell any

         New Securities without again first offering such New Securities to the Investors pursuant to this Clause 9.

(E) The Right of Participation for each Investor shall terminate upon a Qualified IPO.

10.      INFORMATION AND INSPECTION RIGHTS

(A) Information Rights. The Company covenants and agrees that, commencing on the date of this Agreement, the Company will deliver as soon as practicable to each Investor that continues to hold Notes or Shares issued upon conversion of the Notes:

         i. audited consolidated financial statements, including an income statement, balance sheet and statement of cashflows for the Group within ninety (90) days of the financial year-end;

         ii. monthly consolidated Group management accounts to be provided within fifteen (15) Business Days of each month end;

         iii. monthly individual Group Company accounts to be provided within ten (10) Business Days of each month end;

         iv. quarterly consolidated management accounts within thirty (30) days after each quarter end;

         v. annual Group budgets and trading forecasts (as approved by the Company's Board of Directors) not less than ten (10) days prior to the commencement of each financial year;

         vi. upon the written request by any Investor, such other information as such Investor shall reasonably request, within seven (7) days after receipt of a notice requesting such information; and

         vii. full details of any progress in relation to any initial public offering of securities by any Group Company, or any material litigation which may be made or threatened by or against any of the Group Companies or any circumstances likely to give rise to the same, as soon as practicable (the above rights, collectively, the "INFORMATION RIGHTS").

(B) All financial statements to be provided to the Investors pursuant to their Information Rights shall be prepared in English and in conformance with HK GAAP.

(C) Inspection Rights. Each of the Group Companies further covenants and agrees that, commencing on the date of this Agreement, each Investor that continues to hold Notes or Shares issued upon conversion of the Notes shall have (i) the right to inspect facilities, records and books of the Group Companies and to make extracts and copies therefrom, at any time during regular working hours on reasonable prior notice, and
         (ii) the right to discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants, legal counsel and investment bankers (the "INSPECTION RIGHTS"). The Group Companies agree to provide to the Investors other information and access as may be mutually agreed upon from time to time.

(D) The Information Rights and Inspection Rights shall terminate upon the closing of the IPO.

(E) Post-IPO Information Rights. Each of the Group Companies further covenants and agrees that, commencing upon the completion of an initial public offering of securities by any Group Company, such Group Company shall provide to each Investor that continues to hold Notes or Shares issued upon conversion of the Notes (a) annual and periodic reports as well as public reports filed with the relevant securities regulatory authorities, and (b) promptly upon request, current versions of the articles of association of other constitutional document bearing the file stamp of the appropriate government authority, investment documents and all documents relating to any subsequent financings by the relevant Group Company, the management of such Group Company or any other documents affecting the rights of the Investors, each bearing the signatures of all parties, in each case with all amendments and restatements (the above rights collectively the "POST-IPO INFORMATION RIGHTS"). To the extent permitted by relevant law, the Post-IPO Information Rights shall survive the completion of such initial pubic offering.

(F) The Company acknowledges that each Investor will likely have, from time to time, information that may be of interest to the Company or the Subsidiaries ("INVESTOR INFORMATION") regarding a wide variety of matters including, by way of example only, (1) an Investor's technologies, plans and services, and plans and strategies relating thereto, (2) current and future investments an Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with those of the Company or the Subsidiaries, and (3) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including without limitation, companies that may be competitive with the Company or any of the Subsidiaries. The Company recognises that a portion of such Investor Information may be of interest to the Company or any of the Subsidiaries; such Investor Information may or may not be known by the Board Observer. The Company, as a material part of the consideration for this Agreement, agrees that the Board Observer and each Investor shall have no duty to disclose any Investor Information to the Company or the Subsidiaries, or permit the Company or any of the Subsidiaries to participate in any projects or investments based on any Investor Information, or to otherwise take advantage of any opportunity that may be of interest to the Company or any of the Subsidiaries if it were aware of such Investor Information, and hereby waives to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit any Investor's ability to pursue opportunities based on such Investor Information or that would require any Investor, any representative or Board Observer to disclose any such Investor Information to the Company or any of its Subsidiaries or offer any opportunity relating thereto to the Company or any of it Subsidiaries.

11.      REGISTRATION RIGHTS

(A) Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any proposed public offering of the Company's Ordinary Shares in the United States.

(B)      Definitions. For the purpose of this Clause 11:

         i. Registration. The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by filing a registration statement which is in a form that complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act (as defined below).

         ii. Registrable Securities. The term "REGISTRABLE SECURITIES" means: any Ordinary Shares of the Company issued or issuable to the Investors or their assigns pursuant to conversion of any Notes held by the Investors. Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a Person in a transaction in which rights under this Clause 11 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

         iii. Registrable Securities then Outstanding. The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Notes then issued and outstanding.

         iv. Holder. For purposes of this Agreement, the term "HOLDER" means any Person owning Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with this Agreement.

         v. Form S-3 and Form F-3. The terms "FORM S-3" and "FORM F-3" means such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         vi. SEC. The term "SEC" means the United States Securities and Exchange Commission.

         vii. Registration Expenses. The term "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Clauses 11(C), 11(D) and 11(E) hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for the Holders, "blue sky" fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         viii. Selling Expenses. The term "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Clauses 11(C), 11(D) or 11(E) hereof.

         ix. Exchange Act. The term "EXCHANGE ACT" shall mean the U.S. Securities Exchange Act of 1934, as amended.

         x. Securities Act. The term "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

(C)      Demand Registration.

         i. Request by Holders. If the Company shall, at any time after six (6) months following the closing of a Qualified IPO in the United States on either the New York Stock Exchange or the Nasdaq National Market, receive a written request from the Holders of at least 50% of the Registrable Securities then Outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Clause 11(C), then the Company shall, within ten (10) Business Days of the receipt of such written request, deliver written notice of such request (the "REQUEST NOTICE") to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice delivered by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Clause 11(C); provided that the Company shall not be obligated to effect any such registration if the Company has, within the preceding twelve (12) month period, already effected two or more registrations under the Securities Act pursuant to this Clause 11(C) or Clause 11(E) or in which the Holders had an opportunity to participate pursuant to the provisions of Clause 11(D), other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Clause 11(D)(i).

         ii. Underwriting. If the Holders initiating the registration request under this Clause 11(C) (the "INITIATING HOLDERS") intend to distribute the Registrable Securities included in their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Clause 11(C) and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Clause 11(C), if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then Outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all Shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25)% of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten
                  (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

         iii. Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than three (3) such demand registrations pursuant to this Clause 11(C).

         iv. Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Clause 11(C), a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilise this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its Shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

(D)      Piggyback Registrations.

         i. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Clause 11(C) or Clause 11(E) of this Agreement or to any employee benefit plan or a corporate reorganisation), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

         ii. Underwriting. If a registration statement under which the Company gives notice under this Clause 11(D) is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Clause 11(D) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Clause 11(L), if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

         iii. Not Demand Registration. Registration pursuant to this Clause 11(D) shall not be deemed to be a demand registration as described in Clause 11(C) above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Clause 11(D).

(E) Form S-3 or Form F-3 Registration. In case the Company shall receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

         i. Notice. Promptly deliver written notice of the proposed registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

         ii. Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request delivered within twenty (20) days after the Company provides the notice contemplated by Clause 11(E)(i); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Clause 11(E):

                           (1) if Form S-3 or Form F-3 is not available for such offering by the Holders;

                           (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000;

                           (3) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form S-3 or Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Clause 11(E); provided that the Company shall not register any of its other shares during such 120 day period.

                           (4) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Clauses 11(C)(ii) and 11(D)(i); or

                           (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  Subject to the foregoing, the Company shall file a Form S-3 or Form F-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

         iii. Not Demand Registration. Form S-3 or Form F-3 registrations shall not be deemed to be demand registrations as described in Clause 11(C) above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Clause 11(E).

(F) Expenses. All Registration Expenses incurred in connection with any registration pursuant to Clauses 11(C), 11(D) or 11(E) (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Clauses 11(C), 11(D) or 11(E) shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Clause 11(C) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Clause 11(C) (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration). Notwithstanding the foregoing, if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company due to acts, omissions, or events within the Company's control that were not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration request shall not constitute the use of a demand registration pursuant to Clause 11(C). If the Holders have learned of a material adverse change in the condition, business, or prospects of the Company due to acts, omissions, or events beyond the Company's control that were not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Company, on the one hand, and the Holders, on the other hand, shall pay any such expenses on an equal basis and such registration request shall not constitute the use of a demand registration pursuant to Clause 11(C).

(G) Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

         i. Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form S-3 or Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form S-3 or Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

         ii. Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

         iii. Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

         iv. Blue Sky. Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, to subject itself to taxation in any such jurisdiction or consent to service of process in any such jurisdiction, unless the Company is already subject to service in such jurisdiction.

         v. Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         vi. Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         vii. Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective,
                  (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.


(H) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Clauses 11(C), 11(D) or 11(E) that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

(I) Indemnification. In the event any Registrable Securities are included in a registration statement under Clauses 11(C), 11(D) or 11(E):

         i. By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act (each a "CONTROLLING PERSON"), against any losses, Claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other U.S. federal or state law, insofar as such losses, Claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                           (1) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                           (2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                           (3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any U.S. federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any U.S. federal or state securities law in connection with the offering covered by such registration statement;

                  and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or Controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, Claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Clause 11(I)(i) shall not apply to amounts paid in settlement of any such loss, Claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, Claim, damage, liability or action to the extent (and only to the extent) that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or Controlling Person of such Holder.

         ii. By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors, officers, legal counsel, or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, Claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, Controlling Person, underwriter or other such Holder, partner or director, officer or Controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other U.S. federal or state law, insofar as such losses, Claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Controlling Person, underwriter or other Holder, partner, officer, director or Controlling Person of such other Holder in connection with investigating or defending any such loss, Claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Clause 11(I)(ii) shall not apply to amounts paid in settlement of any such loss, Claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Clause 11(I)(ii) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

         iii. Notice. Promptly after receipt by an indemnified party under this Clause 11(I) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Clause 11(I), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defence thereof with counsel mutually satisfactory to the parties in their reasonable judgment; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Clause 11(I) to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Clause 11(I).

         iv. Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Clause 11(I) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Clause 11(I) provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Clause 11(I); then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, Claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

         v. Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Clause 11(I) shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defence of any such Claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such Claim or litigation.

(J) Termination of the Company's Obligations. The Company shall have no obligations pursuant to Clauses 11(C), 11(D) and 11(E) with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Clause 11(C), 11(D) or 11(E) after seven (7) years following the consummation of the Qualifying IPO in the United States on either the New York Stock Exchange or the Nasdaq National Market or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any ninety (90) day period without registration in compliance with Rule 144 of the Securities Act.

(K) No Registration Rights to Third Parties. Without the prior written consent of the holders of a majority of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person or entity (other than the Founders) any registration rights of any kind (whether similar to the demand, "piggyback" or Form S-3 or Form F-3 registration rights described in this Clause 11, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

(L) Market Stand-Off. Each of the Founders and the Special Shareholder agrees that, so long as it holds any voting securities of the Company, upon request by the Listing Company or the underwriters managing the initial public offering of the Company's securities, it will not sell or otherwise transfer or dispose of any securities of the Listing Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law) without the prior written consent of the Listing Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed 180 days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Clause 11(L) shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement. The Company shall require all future acquirers of the Founders' and Special Shareholders' securities to execute prior to a Qualified IPO a market stand-off agreement containing substantially similar provisions as those contained in this Clause 11(L).

(M) Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3 or Form F-3, after such time as a public market exists for the Ordinary Shares in the United States, the Company agrees to:

         i. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

         ii. File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

         iii. So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety
                  (90) days after the effective date of the Company's initial public offering in the United States), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form S-3 or Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 or Form F-3.

N.       Transfer of Registration Rights.

         i. The rights of the Holders under this Clause 11 (the "REGISTRATION RIGHTS") may be assigned by a Holder, in conjunction with a Transfer of Registrable Securities, to a Transferee that (a) is a subsidiary, parent, partner, limited partner, member, retired member, retired, partner, affiliate or stockholder of a

                  Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, (c) holds Registrable Securities at the time of such Transfer, or (d) after such Transfer, holds at least twenty five percent (25%) of the Registrable Securities held by such Holder prior to any Transfers of Registrable Securities.

         ii. In the event of a Transfer of Registration Rights pursuant to Clauses 11(N)(i)(a), (b), or (c), if such Transferee receives one hundred percent (100%) of the Registrable Securities held by the Transferring Holder, then such Transferee may subsequently transfer the Registration Rights in accordance with this Clause 11(N), otherwise such Transferee may not subsequently transfer the Registration Rights.

         iii. In the event of a Transfer of Registration Rights pursuant to Clauses 11(N)(i)(d), such Transferee may not subsequently transfer the Registration Rights.

         iv. Nothing in this Clause 11(N) shall be construed as imposing any restrictions on the transferability of the Holders' Registrable Securities.

12.      BOARD OF DIRECTORS

(A) Each Founder and Initial Shareholder shall take, as of the effective date of this Agreement and from time to time, all action (including, without limitation, voting the Shares owned by it, calling special meetings of shareholders to amend the Memorandum and Articles and executing and delivering written consents) necessary to elect up to five (5) members to the Board, which shall include the following:

         i. One (1) director nominated by a majority in interest of the Investors (or subsequent holders of the Notes), which director initially shall be designated by HSBC, provided that HSBC has participated in the Closing;

         ii.      four (4) other directors nominated by the Founders.

(B) The quorum of all Board meetings shall be three directors, including Mr. Dong Defu and at least one director nominated by the Investors (or subsequent holders of the Notes). All Board resolutions will require the affirmative vote of a majority of the Directors present at a duly constituted Board meeting.

(C) In addition, INTEL, QUALCOMM and SEABRIGHT provided that each has participated in the Closing, shall each have the right to designate a representative (each a "BOARD OBSERVER") to attend all meetings of the Board and all committees of the Company and the other Group Companies (whether in person, telephonic or other) in a non-voting observer capacity. The Company shall provide both Board Observers with copies of all notices and materials provided to the voting Board or committee members, at the same time and in the same manner as the same are provided to the voting Board or committee members.

13.      PROTECTIVE PROVISIONS (NEGATIVE COVENANTS)

(A) In addition to such other limitations as may be provided in the Memorandum and Articles or other constitutional document of each Group Company, without the prior written approval of the holder(s) of 100% of the Shares issued or issuable upon conversion of the Notes, none of the Group Companies shall take any of the following actions; provided however that approval of only 70% of the Shares issued or issuable upon conversion of the Notes shall be required for the actions described in Clauses 13(i), 13(ii), 13(x), 13(xi), 13(xvi), 13(xviii) and 13(xx):

         i. make any loans or investments or acquire any share or give any credit (other than normal trade credit) or give any guarantee or indemnity (save to a Group Company's banker to secure Group Company borrowings), in excess of RMB5,000,000, except that no approval shall be necessary for (a) loans among the Group Companies (b) payments totalling an aggregate of US$4,930,000 to the Six Shareholders for the acquisition of Beijing Techfaith and Centel, (c) for an aggregate of US$4,000,000 in direct injection or loans to Leadtech, each strictly as provided in Clause 16, and (d) investments utilized solely for cash management purposes in such amounts and in such investment products or strategies as are approved by the Board of Directors of the Company, including the director nominated by the Investors (or subsequent holders of the Notes);

         ii. borrow any money in excess of 30% of the Group's NAV individually, or in the aggregate (except pursuant to the Notes), provided, however, that if less than US$14,000,000 is lent to the Company at Closing (including cancellation of the SEABRIGHT Notes), no approval shall be required to borrow an amount equal to difference between US$14,000,000 and the amount lent at Closing, and provided further that no approval shall be required to obtain letters of credit or other bank facilities for trade purposes in the ordinary course of business;

         iii. acquire or dispose of any Shares or material part of its business or assets (excluding inventory and fixed assets in the ordinary course of business) or take other steps to merge, reorganize, reincorporate, or combine with any other entity;

         iv. save for the purpose of effecting conversion of the Notes as contemplated hereunder and save as required by applicable laws or regulatory authorities for the purpose of consummation of the Qualified IPO, change its authorised or issued share capital, Memorandum or Articles of Association or other Constitutional Documents;

         v.       capitalise any debenture;

         vi. save as contemplated under this agreement and save as required by applicable laws or regulatory authorities for the purpose of consummation of the Qualified IPO, issue any new Equity Interests for acquisitions or otherwise, excluding under any employee share option plan approved by the Investors;

         vii.     make any material change in the nature of its business;

         viii. enter into transactions which are not made on a bona fide arm's length basis in the ordinary course of business;

         ix. enter into any joint venture, partnership or consortium arrangement;

         x. enter into any arrangement with any of its directors or other substantial shareholders or any related party transactions, except for agreements between the Group Companies and NEC, INTEL, QUALCOMM or SEABRIGHT;

         xi. pay emoluments bonuses in excess of agreed annual levels to members of the Board of Directors of any Group Company, which levels shall be determined by the Company's Board of Directors including the director appointed by the Investors (or subsequent holders of the Notes) at the first meeting of the Board of Directors following the Closing;

         xii. change its auditors, independent reporting accountant, or accounting reference date, except that changes of the PRC auditor of the PRC Subsidiaries shall only require notification to the Investors;

         xiii. change its accounting policies and bases, except for changes approved by a Group Company's auditor in writing as being in compliance with HK GAAP;

         xiv. change its Executive Directors, except for Executive Directors of STEP Technologies who, pursuant to the current Constitutional Documents of STEP Technologies or other existing contractual arrangements, are appointed by NEC;

         xv. declare or pay any dividends or distributions or change its dividend or distribution policy, except that no approval shall be required for dividends or distributions among the Group Companies, subject to the limitation that any dividends or distributions by STEP Technologies pursuant to this exception must be made on a pro-rata basis to its equity owners, based upon their respective ownership interests in STEP Technologies.

         xvi. make a capital expenditure or enter into any hire purchase/leasing arrangement that is twenty percent (20%) greater than that contemplated in the business plan unless in accordance with the annual budget approved by the Board of Directors of the Company;

         xvii. save as required by applicable laws or regulatory authorities for the purpose of consummation of the Qualified IPO, take any steps to effect a liquidation, dissolution, winding up or institution of bankruptcy, receivership, assignment for the benefit of creditors or similar insolvency related proceedings of any Group Company. A merger, acquisition, change of control, consolidation, or other transaction or series of transactions in which the Group Company's shareholders prior thereto will not retain a majority of the voting power of the surviving entity immediately thereafter; or a sale, lease, license or other transfer of all or substantially all the Group Company's assets or Intellectual Property Rights to a party that is not an Affiliate of such Group Company, shall be deemed to be a liquidation, dissolution or winding up;

         xviii. change the terms of employment of any employee whose basic salary is in excess of US$100,000 per year;

         xix. create or issue any new class of shares having preference over the Ordinary Shares;

         xx. approve any new employee share option plan, amend the current employee share option plan, or increase the shares available for issuance thereunder; or

         xxi. effect any change to the corporate structure of the Group, except as approved by the Board including the director nominated by the Investors (or subsequent holders of the Notes);

(B)      Without the prior written approval of QUALCOMM, Leadtech shall not:

         i. effect a change of the top executive (CEO / general manager) of Leadtech;

         ii. Transfer any Equity Interest in Leadtech other than a Transfer or liquidation originated by the Company and affecting the entire Group; or

         iii. enter into any strategic Contract, or other commercial arrangement that may adversely affect QUALCOMM as a key component partner for Leadtech.

(C) All directors of the Group Companies shall be appointed and removed only by the Company pursuant to action of the Board of Directors of the Company. All corporate actions of the Group shall be pursuant to action by the Board of Directors of the Company.

14.      NON-COMPETE AND NON-SOLICITATION

(A)      The Founders shall, and shall procure the Company's Key Employees to
         (i) devote substantially the whole of their time to the Group's business and (ii) prior to Closing, enter into three-year service agreements (the "SERVICE AGREEMENTS") in a form acceptable to the Company and Investors. Each Founder undertakes he shall not, and shall not permit any of his Affiliates to, engage, directly or indirectly, in any business that competes with the Group or, without the prior written consent of the Investors, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, shareholder, consultant or otherwise, any Person that competes with the Group, provided that this Clause shall not prohibit the ownership of shares in a publicly traded company which does not exceed 5% of the entire issued share capital of such publicly traded company, so long as such shareholder is not a member of the board of directors of such publicly traded company.

(B) Each Founder undertakes, and procures any Affiliate of such Founder to undertake, with the Investors that, during the Non-Compete Period, such Founder and its Affiliates will not in any way, directly or indirectly, for the purpose of conducting or engaging in any business that competes with the Group, (i) call upon, solicit, advise or otherwise do, or attempt to do, business with any customers of the Group with whom the Company had any dealings during the Non-Compete Period, (ii) take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Group, (iii) interfere with or attempt to interfere with any officers, employees, representatives or agents of the Company or (iv) induce or attempt to induce any such officer, employee, representative or agent to leave the employ of the Company or violate the terms of their contracts, or any employment arrangements, with the Company.

15.      REORGANISATION

(A) The Group will be reorganised as described in the Exhibit E (the "REORGANISATION"). Among other things, the Reorganisation will involve the incorporation of a new holding company to serve as the proposed Listing Company, in which each Investor will hold after the Reorganisation the same percentage of Ordinary Shares (or securities convertible into such Ordinary Shares) as in the Company, and in respect of which each Investor will have identical rights, mutatis mutandis to its rights in relation to the Ordinary Shares of the Company under their respective articles of association and other Constitutional Documents.

(B) As soon as practicable following incorporation or establishment of the Listing Company and any future 100% parent of the Company, or directly or indirectly wholly owned subsidiary of the Company (each a "NEWCO"), the Company, Founders and Investors shall execute and deliver, and shall cause the NewCo to execute and deliver, any and all agreements, documents and instruments required to add the NewCo as a party to this Agreement and to bind the NewCo to the terms of this Agreement, in the capacity of a "Group Company" as that term is used herein.

(C) Following the establishment of the Listing Company, the shares held by the Investors shall be exchanged at the same time, and upon the same terms, as the shares held by the Six Shareholder for shares of the Listing Company, such that the Investors and Six Shareholders each hold the same percentage of the Listing Company immediately following such exchange, as each held of the Company, on a fully-diluted basis, immediately following Closing.

(D) If the Board of Directors of the Company shall after Closing, elect to engage China Everbright Capital Limited as its financial adviser, sponsor and/or lead underwriter for its IPO, the Investors shall not oppose such engagement.

16.      OTHER COVENANTS

(A) The US$14,000,000 in proceeds from the subscription by the Investors for the Notes pursuant to this Agreement (the "SUBSCRIPTION PROCEEDS") shall be applied by the Company solely as follows and any material deviation from the steps described below shall be considered a breach of this Agreement unless prior written approval of all the Investors is obtained:

         i. approximately US$2,500,000 (equivalent to RMB20,600,000) shall be loaned by the Company to Great Earnest and Great Earnest shall pay the entire amount to the Six Shareholders as consideration for the acquisition of the entire equity interest in Beijing Techfaith under the Share Assignment

                  Contract [Chinese Characters] dated December 12, 2003, and the Six Shareholders shall donate such consideration amount to Beijing Techfaith and instruct Great Earnest to directly pay the entire amount into Beijing Techfaith;

         ii. approximately US$2,430,000 (equivalent to RMB20,000,000) shall be loaned by the Company to Leo and Leo shall pay the entire amount to the Six Shareholders as consideration for the acquisition of the entire equity interest in Centel under the Share Assignment Contract [Chinese Characters] dated
                  December 12, 2003 and the Six Shareholders shall donate such consideration amount to Centel and instruct Leo to directly pay the entire amount into Centel;

         iii. the Company shall provide to the Investors evidence obtained from the SAFE reflecting the foreign currency injection of a USD equivalent amount of RMB20,600,000 into Beijing Techfaith and a USD equivalent amount of RMB20,000,000 into Centel;

         iv. upon the completion of Clauses 16A(i), 16A(ii) and 16A(iii), Beijing Techfaith and Centel shall each have completed the procedure for transforming from a PRC domestic company into a wholly foreign owned entity ("WFOE") owned 100% by Great Earnest and Leo, respectively;

         v. the US$4,930,000 donated to Beijing Techfaith and Centel as set out in Clauses 16(A)(ii) and (iii) shall be used by each as working capital;

         vi. US$4,000,000 shall represent the cancellation of the outstanding indebtedness evidenced by the SEABRIGHT Notes;

         vii. US$4,000,000 shall be loaned by the Company to Finest Technology and in turn, Finest Technology shall inject US$2,400,000 amount into Leadtech to pay up its registered capital and the Company shall provide to the Investors evidence obtained from the SAFE reflecting the foreign currency injection of US$2,400,000 into Leadtech;

         viii. upon the completion of Clause 16(A)(vii), Leadtech shall be a WFOE owned 100% by Finest Technology;

         ix. The Company shall procure PRC government approval to increase the registered capital of Leadtech to US$4,000,000, and upon such approval Finest Technology will inject an additional US$1,600,000 into Leadtech as additional capital and shall provide to the Investors evidence obtained from the SAFE reflecting the foreign currency injection of the additional amount of US$1,600,000 into Leadtech; and

         x. The balance of the Subscription Proceeds shall be used by the Company for working capital purposes and to pay professional service fees incurred in connection with the transactions contemplated by this Agreement.

(B) The Company shall undertake to carry out all of the actions described in Clause 16(A) and the distribution of the Subscription Proceeds and all of the actions described in Clause 16(A) (i), (ii), (iii), (iv),
         (v), (vi), (vii), (viii), and (x) shall be completed no later than thirty (30) days following the Closing and the actions described in Clause 16(A)(ix) shall be completed no later than sixty
         (60) days following the date HSBC's Investment Amount is received by the Company.

(C) This Agreement and the Investors' rights thereunder shall terminate upon the closing of any Qualified IPO, except for the representations and warranties of Clause 3, which shall survive for a period of 24 months after Closing, and the provisions of Clauses 10(E) (Post-IPO Information Rights), 11 (Registration Rights), 14 (Non-Compete and Non-Solicitation), 16(C) (Survival), 16(F) (Indemnification), 17 (Confidentiality), and 19 (Miscellaneous) which will survive termination and continue for their respective agreed periods.

(D) The Company shall undertake to obtain in aggregate US$1,000,000 of key-person insurance in respect of DONG Defu and any other key senior management employee of the Group, as may be reasonably requested by the Investors, payable to the Company.

(E) Each party undertakes with the other parties that it will execute all such documents and do all such acts and things as the other parties or any of them may at any time and from time to time reasonably request and as may be lawful and within its power to do to carry into effect or to give legal effect to the provisions in this Agreement and Transactions.

(F) The Founders and the Company unconditionally and irrevocably undertake to indemnify, defend and hold harmless each Investor and its Affiliates (together, the "INDEMNIFIED PARTIES"), and each of them, from and against any and all losses, damages, or settlement amounts arising out of, relating to, connected with or incidental to, (i) any breach or default of this Agreement or the Notes, or (2) any Claim relating to any Group Company's right to utilize the Intellectual Property Rights of Skyworks Solutions, Inc. ("SKYWORKS") or Phillips AG (or its Affiliates), prior to entering into license agreements with each of Skyworks and Phillips, together with all reasonable costs, expenses, charges, interest and penalties incurred in relation thereto, save where such losses are directly caused by the wilful misconduct, bad faith or gross negligence on the part of the relevant Indemnified Party. This Clause shall survive the termination of this Agreement and the Notes.

(G) As a separate and independent right, in the event of any breach or default of this Agreement, any of the Investors may declare that an "Event of Default" has occurred for the purposes of the Note held by such Investor.

(H) The Group, the Founders, and the Initial Shareholders agree that they shall, upon request by any Investor, execute and deliver any documents required to transfer all or a portion of the Note held by such Investor to any Transferee (a "NOTE TRANSFEREE").

(I) The Company and Founders shall undertake to have all Group Company employees and consultants execute a confidential information and intellectual property assignment agreement in a form approved by the Investors as soon as practicable following Closing.

(J) The Company shall undertake to use its reasonable endeavours to complete its application for any utility model patent applications that have not yet been published.

(K) The Company shall undertake to enter into trademark license agreements with Beijing Techfaith and Centel regarding such trademarks that are owned by the Company and are required for use by Beijing Techfaith and Centel in their ordinary course of business.

(L) The Company shall undertake by the earlier of June 30, 2005 or the date of the listing hearing (or other equivalent event) by the Exchange relating to the IPO (i) to obtain all legally required licenses for software applications installed on the Group's personal computers or servers, or (ii) to uninstall and permanently delete any copies of software applications for which a license is required but will not be obtained. A report on the progress of this undertaking shall be made at each meeting of the Company's Board of Directors until this undertaking is completed.

17.      CONFIDENTIALITY

(A) The terms and conditions of this Agreement, the Notes and all exhibits and schedules attached hereto (collectively, the "FINANCING TERMS") including their existence, shall be considered confidential information and shall not be disclosed to any third party by the Company, the Founders, or the Initial Shareholders except as provided below.

(B) The Company shall be allowed to disclose any of the Financing Terms, as well as Investors' investment in the Company, solely to the Company's investors, investment bankers, lenders, accountants, legal counsel, bona fide prospective investors and employees, in each case only where such persons or entities were under appropriate nondisclosure obligations.

(C) Each Investor may disclose the amount or terms of its own respective investment to any Person or in a press release or other public announcement at its option, and the Company and the other Investors thereafter would be freely entitled to disclose any information so disclosed in a press release or other public announcement.

(D) Within sixty (60) days of the Closing, the Company may issue a press release disclosing that each Investor has invested in the Company; provided that the release does not disclose the amount or terms of the investment and the final form of the press release is approved in advance in writing by the respective Investors. The name of each Investor and the fact that such Investor is a shareholder of the Company can be included in a reusable press release boilerplate statement, so long as such Investor has given the Company its initial approval of such boilerplate statement and the boilerplate statement is reproduced in exactly the form in which it was approved. No other announcement regarding the Financing Terms in a press release, conference, in any professional or trade publication, in any marketing materials or otherwise to the general public shall be made without the prior written consent of the respective Investor, which consent may be withheld at such Investor's sole discretion.

(E) In the event that any party is requested or becomes legally required (including without limitation, pursuant to securities laws and regulations or the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited) or is required by the regulatory authorities for the purpose of consummation of the Qualified IPO, to disclose the existence of this Agreement or any of the Financing Terms in contravention of the provisions of this Clause 17, such party (the "DISCLOSING PARTY") shall provide the other parties (the "NON-DISCLOSING PARTIES") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

(F) The provisions of this Clause 17 shall be in addition to, and not in substitution for, the provisions of any separate non-disclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. In particular, additional disclosures and exchange of confidential information between the Company and INTEL (including without limitation, any exchanges of information with any INTEL Board Observer) shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 4837364 dated October 24, 2003, executed by the Company and INTEL, and any Confidential Information Transmittal Records (CITR) provided in connection therewith.

18.      EXPENSES

(A) The Company shall pay to and reimburse HSBC, QUALCOMM, and INTEL for all reasonable costs and expenses (including reasonable legal costs and all administrative and out-of-pocket expenses) properly incurred in connection with the due diligence exercise carried out by HSBC, QUALCOMM, and INTEL as contemplated under this Agreement and the negotiation, preparation and completion of this Agreement, the Note, and the transactions contemplated hereby and thereby, provided always that the Company's maximum liability under this Clause shall not exceed US$120,000 in aggregate (the "LEGAL FEES") and provided that, if the Investors do not proceed to Closing (except in the case of breach of this Agreement by the Company, the Founders, or the Initial Shareholders), then the Company shall have no obligation to pay such Legal Fees to HSBC, QUALCOMM, and INTEL.

(B) In performance of its obligations under Clause 18(A), the Company hereby irrevocably authorises HSBC and QUALCOMM to deduct at Closing from its Investment Amount a pro-rata portion (based upon the respective Investment Amounts of HSBC, INTEL and QUALCOMM as compared to US$10,000,000) of the amounts payable by the Company to the Investors under Clause 18(A) prior to transferring the relevant amounts to the Company in accordance with Clause 2(E); provided however, that in the case of INTEL, at Closing, the Company shall pay INTEL a pro-rata portion (based upon the respective Investment Amounts of HSBC, INTEL and QUALCOMM as compared to US$10,000,000) of the amount payable by the Company to INTEL under Clause 18(A). In the event the Investors do not proceed to Closing in relation to a breach of this Agreement by the Company, the Founders, or the Initial Shareholders, the Company shall pay the Legal Fees as described in this Clause 18(A) within five Business Days of written notice from all Investors of such breach.

19.      MISCELLANEOUS

(A) If at any time one or more of the provisions of this Agreement is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions of this Agreement shall not thereby in any way be affected or impaired.

(B) No single or partial exercise of, or failure or omission to exercise or delay in exercising any right, power, Claim or remedy vested in any party under or pursuant to this Agreement or otherwise shall affect, prejudice or constitute a waiver by such party of such or any other right, power, Claim or remedy.

(C) Any right, power, Claim or remedy expressly conferred upon any party under this Agreement shall be in addition to and without prejudice to all other rights, powers, Claims and remedies which would otherwise be available to such party under this Agreement or at law.

(D) Any notice, demand or other communication to be given by any party to the other parties under this Agreement shall be in writing, and shall be deemed duly served if:

                  (i)      delivered personally;

                  (ii)     sent by prepaid registered post; or

                  (iii)    sent by facsimile transmission,

         to the address or facsimile number (as the case may be) of such other party previously in writing notified to the party serving the same (and, in the case of any subsequent change of the address or facsimile number, such notification shall be given in accordance with the provisions of this Agreement and shall state in clear terms the intention to change the address or facsimile number, as the case may
         be).

(E)      A notice, demand or other communication shall be deemed served:

                  (i)      if delivered personally, at the time of delivery;

                  (ii) if sent by post, at the expiration of two Business Days (for local addresses in Hong Kong) or five Business Days (for any other overseas address) after the envelope containing the same has been delivered into the custody of the postal authorities; and

                  (iii) if sent by facsimile transmission, upon receipt by the party giving the same of machine printed confirmation of such transmission.

(F) In proving the service of any notice, demand or other communication, it shall be sufficient to prove that:

                  (i) in the case of personal delivery, the same has been delivered or left at the address, or the postal box of such address, of the party to be served on;

                  (ii) in the case of a mail, the envelope containing the same has been properly addressed, delivered into the custody of the postal authorities and duly stamped; and

                  (iii) in the case of a facsimile transmission, the same has been duly transmitted to the facsimile number of the party to be served on.

(G) For the purposes of Clause 19(D) above, the initial address and facsimile number of each party are:

To:                        Dr. Dong Defu

Address:                   5/F., M7 East, No. 1 Jiu Xian Qiao Dong Road
                                        Chao Yang District, Beijing, PRC

Facsimile number:          (86 10) 8457 4122

To:                        Mr. Huo Baozhuang

Address:                   5/F., M2 East, No. 1 Jiu Xian Qiao Dong Road
                                        Chao Yang District, Beijing, PRC

Facsimile number:          (86 10) 8457 4122

To:                        Mr. He Changke

Address:                   5/F., M7 East, No. 1 Jiu Xian Qiao Dong Road
                                        Chao Yang District, Beijing, PRC

Facsimile number:          (86 10) 8457 4122

To:                        Mr. Liu Cangsong

Address:                   5/F., M2 East, No. 1 Jiu Xian Qiao Dong Road
                                        Chao Yang District, Beijing, PRC

Facsimile number:          (86 10) 8457 4122

To:                        Mr. Tan Wensheng

Address:                   No. 5, Zhang Dian Road, Shi Nan District
                                        Qingdao City, PRC

Facsimile number:          (86 21) 6380 5149

To:                        Mr. Wu Kebo

Address:                   Room 1909, 19/F., Hutchsion House
                                        10 Harcourt Road, Central, Hong Kong

Facsimile number:          (852) 2121 0345


To:                        The Group Companies

Address:                   5/F M7 East, No. 1 Jiu Xian Qiao Dong Road,
                                        Chao Yang District, Beijing, PRC

Facsimile number:          (86 10) 8457 4122
For the attention of:       Dr. Dong Defu, Chairman

To:                        HTF7 Limited

Address:                   c/o HSBC Private Equity (Asia) Ltd., Level 17,
                                        1 Queen's Road Central
                                        Central, Hong Kong

Facsimile:                 852-28459992
For attention of:          Managing Director

To:                        SeaBright China Special Opportunities (I)
                           Limited

Address:                   c/o 36th Floor, Far East Finance Centre
                                       16 Harcourt Road, Hong Kong

Facsimile number:          (852) 2861 1845
For the attention of:      Managing Director

To:                        QUALCOMM Incorporated
                           5775 Morehouse Drive
                           San Diego, California  92121-1714

Facsimile number:          +1 858-651-4501
For the attention of:      Mike Shambach

                           and

To:                        QUALCOMM Incorporated
                           2601 North Tower, Beijing Kerry Centre
                           No. 1 Guanghua Road, Chao Yang District
                           Beijing, 100020, People's Republic of China

Facsimile number:          +86 10 8529 6110
For the attention of:      Olivier Glauser

To:                        Intel Capital Corporation
                           c/o Intel Semiconductor Ltd
                           32/F Two Pacific place
                           88 Queensway, Central
                           Hong Kong
Fax:                       852- 2240 3775
For the attention of:      APAC Portfolio Manager
With an e-mail copy in .pdf format to apacportfolio@intel.com

(H) Time shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned in this Agreement and as to any date and period which may by written agreement between or on behalf of the parties be substituted for them.

(I) This Agreement shall be binding on and shall inure for the benefit of the successors and assignees of the parties. None of the parties may assign any of its rights or obligations under this Agreement without the prior consent in writing of the other parties; provided however that the Investors may assign their rights and obligations under this Agreement to any Note Transferee, pursuant to Clause 16(H).

(J) This Agreement may be executed in any number of counterparts and by any party on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

(K) All notices, communications, and proceedings relating to this financing and the exercise or performance of the parties' respective rights and duties shall be in the English language.

(L) Except with respect to the references in Clause 11 to the Exchange Act and the Securities Act, this Agreement shall be governed by and construed exclusively in accordance with the internal laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of Hong Kong to the rights and duties of the parties hereunder.

(M) The parties shall submit to the non-exclusive jurisdiction of the courts of Hong Kong.

(N) The following parties hereby irrevocably appoint the persons set out opposite their names below as their respective agents to accept service of process in Hong Kong in any legal proceeding arising out of this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the parties concerned:



         PARTY                          AGENT AND ADDRESS

         Group Companies                China Everbright Capital Limited
                                        40/F., Far East Finance Centre, 16
                                        Harcourt Road, Hong Kong

         SEABRIGHT                      China Everbright Assets
                                        Management Limited
                                        36/F., Far East Finance Centre, 16
                                        Harcourt Road, Hong Kong

         HSBC                           HSBC Private Equity (Asia) Ltd.,
                                        Level 17,
                                        1 Queen's Road Central
                                        Central, Hong Kong

         INTEL                          Intel Capital Corporation
                                        c/o Intel Semiconductor Ltd
                                        32/F Two Pacific Place
                                        88 Queensway
                                        Central, Hong Kong

         QUALCOMM                       QUALCOMM International Inc.
                                        (HK Rep office)
                                        Units 1903-04, 19th Floor
                                        No. 9 Queen's Road Central,
                                        Central, Hong Kong

         Founders China Everbright Capital Limited 40/F., Far East Finance Centre, 16 Harcourt Road, Hong Kong

         PARTY                          AGENT AND ADDRESS

         Initial Shareholders           China Everbright Capital Limited
                                        40/F., Far East Finance Centre, 16
                                        Harcourt Road, Hong Kong

(O) If any of the process agents ceases to be able to act as such or to have an address in Hong Kong, the party or parties which appoint such process agent shall appoint a new process agent in Hong Kong and to deliver to the other parties within thirty (30) days a copy of a written acceptance of appointment by the new process agent. In the event of any failure to appoint a substitute process agent, it shall be effective service for the other parties to serve the process upon the last known address in Hong Kong of the last known process agent for such party notified to the other parties, notwithstanding that such process agent is no longer found at such address or has ceased to act.

(P) Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law or the right to bring proceedings in any other jurisdiction for the purposes of the enforcement or execution of any judgement or other settlement in any other courts.

(Q) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and all Investors and each party to this Agreement shall be bound by any such amendment whether or not he or it is a signatory to the relevant document.

(R) This Agreement sets forth the entire agreement and understanding among the parties in relation to the transactions contemplated by this Agreement, and supersedes and cancels in all respects all previous letters of intent, correspondence, understandings, agreements and undertakings (if any) among the parties with respect to the subject matter of this Agreement, whether such be written or oral, provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date of this Agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

(S) Each Investor stipulates that it is not relying upon any person or entity other than the Group Companies and their respective officers and directors in entering into this Agreement or investing in the Company, and specifically and without limitation is not relying on any other Investor or any other Investor's controlling persons, member, shareholders, officers, directors, employees, agents, or professional advisers, or on any advice, representations, or work product of any of them. Each Investor hereby waives any claim against, and covenants not to sue, any other Investor or the respective controlling persons, members, shareholders, officers, directors, employees, agents, or professional advisers of any Investor on account of any action heretofore or hereafter taken or omitted to be taken in connection with this Agreement or any transaction contemplated hereby.

                            [SIGNATURE PAGES FOLLOW]

IN WITNESS whereof the parties have executed this Agreement the day and year first above written.

COMPANY:


SIGNED BY DONG DEFU                   )
          ----------------------------
as:  Director                         )
     ---------------------------------
for and on behalf of                  ) /S/
                                      --------------------------------------
TECHFAITH WIRELESS COMMUNICATION      )TECHFAITH WIRELESS COMMUNICATION
TECHNOLOGY LIMITED                    )TECHNOLOGY LIMITED
in the presence of:                   )

Signature of Witness:

Name: Josephine C.K. Chan
      --------------------------------
Address:  18th Floor, Edinburgh Tower
          ----------------------------
The Landmark, Central, Hong Kong
--------------------------------------

GROUP COMPANIES:

SIGNED BY DONG DEFU                   )
          ----------------------------
as: Director                          )
    ----------------------------------
for and on behalf of                  ) /S/
                                      --------------------------------------
GREAT EARNEST TECHNOLOGY LIMITED      )GREAT EARNEST TECHNOLOGY LIMITED
in the presence of:                   )

Signature of Witness:

Name: Josephine C.K. Chan
      --------------------------------
Address:  18th Floor, Edinburgh Tower
          ----------------------------
The Landmark, Central, Hong Kong
--------------------------------------


SIGNED BY         DONG DEFU           )
         -----------------------------
as: Director                          )
    ----------------------------------
for and on behalf of                  ) /S/
                                      --------------------------------------
BEIJING TECHFAITH R&D CO., LTD.       )BEIJING TECHFAITH R&D CO., LTD.
in the presence of:                   )

Signature of Witness:

Name: Josephine C.K. Chan
      --------------------------------
Address:  18th Floor, Edinburgh Tower
          ----------------------------
The Landmark, Central, Hong Kong
--------------------------------------

IN WITNESS whereof the parties have executed this Agreement the day and year first above written.

GROUP COMPANIES:


SIGNED BY DONG DEFU                   )
          ----------------------------
as:  Director                         )
    ----------------------------------      /S/
for and on behalf of                  )--------------------------------------
LEO TECHNOLOGY LIMITED                )LEO TECHNOLOGY LIMITED
in the presence of:                   )


Signature of Witness:

Name: Josephine C.K. Chan
      --------------------------------
Address:  18th Floor, Edinburgh Tower
          ----------------------------
The Landmark, Central, Hong Kong
--------------------------------------


SIGNED BY DONG DEFU                   )
          ----------------------------
as:  Director                         )
    ----------------------------------  /S/
for and on behalf of                  )--------------------------------------
CENTEL TECHNOLOGY R&D CO., LIMITED    )CENTEL TECHNOLOGY R&D CO., LIMITED
in the presence of:                   )


Signature of Witness:

Name: Josephine C.K. Chan
      --------------------------------
Address:  18th Floor, Edinburgh Tower
          ----------------------------
The Landmark, Central, Hong Kong
--------------------------------------


SIGNED BY         DONG DEFU           )
         -----------------------------
as:  Director                         )
    ----------------------------------
for and on behalf of                  )  /S/
                                      ----------------------------------------
STEP TECHNOLOGIES (BEIJING) CO.,      )STEP TECHNOLOGIES (BEIJING) CO., LIMITED
LIMITED
in the presence of:                   )


Signature of Witness:

Name: Josephine C.K. Chan
      --------------------------------
Address:  18th Floor, Edinburgh Tower
          ----------------------------
The Landmark, Central, Hong Kong
--------------------------------------

IN WITNESS whereof the parties have executed this Agreement the day and year first above written.


GROUP COMPANIES:


SIGNED BY DONG DEFU                      )
         --------------------------------
as:  Director                            )
    -------------------------------------     /S/
for and on behalf of                     )--------------------------------------
FINEST TECHNOLOGY LIMITED                )FINEST TECHNOLOGY LIMITED
in the presence of:                      )


Signature of Witness:

Name: Josephine C.K. Chan
      -----------------------------------
Address:  18th Floor, Edinburgh Tower
          -------------------------------
The Landmark, Central, Hong Kong
-----------------------------------------



SIGNED BY DONG DEFU                      )
         --------------------------------
as:  Director                            )
    -------------------------------------      /S/
for and on behalf of                     )-------------------------------------
LEADTECH COMMUNICATION TECHNOLOGY        )LEADTECH COMMUNICATION TECHNOLOGY
(SHANGHAI) LIMITED                       )(SHANGHAI) LIMITED
in the presence of:                      )



Signature of Witness:

Name: Josephine C.K. Chan
      -----------------------------------
Address:  18th Floor, Edinburgh Tower
          -------------------------------
The Landmark, Central, Hong Kong
-----------------------------------------

IN WITNESS whereof the parties have executed this Agreement the day and year first above written.


INVESTORS:



SIGNED BY RAYMOND Y H LEUNG              )
          -------------------------------
as:  Authorized Signatory                )
    -------------------------------------
for and on behalf of                     )         /S/
THE HTF 7 LIMITED                        )     ---------------------------------
in the presence of:                      )     THE HTF 7 LIMITED



Signature of Witness:

Name:  Michael H. Hosokawa
      -----------------------------------
Address:  25/F., Three Exchange Square
         --------------------------------
8 Connaught Place, Central, Hong Kong
-----------------------------------------





SIGNED BY LIEW MUN KIONS                 )
         --------------------------------
as:  Authorized Signatory                )
   --------------------------------------
for and on behalf of                     )          /S/
SEABRIGHT CHINA SPECIAL                  )      --------------------------------
OPPORTUNITIES (I) LIMITED                )     SEABRIGHT CHINA SPECIAL
in the presence of:                      )     OPPORTUNITIES (I) LIMITED


Signature of Witness:

Name:  Michael H. Hosokawa
      -----------------------------------
Address:  25/F., Three Exchange Square
         --------------------------------
8 Connaught Place, Central, Hong Kong
-----------------------------------------

IN WITNESS whereof the parties have executed this Agreement the day and year first above written.


INVESTORS:



SIGNED BY FRANCIS LO                      )
         ---------------------------------
as:  Authorized Signatory                 )
    --------------------------------------
for and on behalf of                      )         /S/
INTEL CAPITAL CORPORATION                 )     --------------------------------
in the presence of:                       )     INTEL CAPITAL CORPORATION


Signature of Witness:

Name:  Michael H. Hosokawa
      ------------------------------------
Address:  25/F., Three Exchange Square
         ---------------------------------
8 Connaught Place, Central, Hong Kong
------------------------------------------




SIGNED BY TONY THORNLEY                   )
         ---------------------------------
as:  President and Chief Operating Officer)
    --------------------------------------
for and on behalf of                      )         /S/
QUALCOMM, INCORPORATED                    )     --------------------------------
in the presence of:                       )     QUALCOMM, INCORPORATED


Signature of Witness:

Name:  /s/
      ------------------------------------
Address:  QUALCOMM Incorporated
         ---------------------------------
5775 Morehouse Drive San Diego CA 92121
------------------------------------------

IN WITNESS whereof the parties have executed this Agreement the day and year first above written.


FOUNDERS:


SIGNED BY DONG DEFU                        )
                                           )         /S/
                                                 -------------------------------
in the presence of:                        )     DONG DEFU


Signature of Witness:

Name: Josephine C.K. Chan
      -------------------------------------
Address:  18th Floor, Edinburgh Tower
          ---------------------------------
The Landmark, Central, Hong Kong
-------------------------------------------



SIGNED BY LIU CANGSONG                     )
                                           )         /S/
                                                 -------------------------------
in the presence of:                        )     LIU CANGSONG


Signature of Witness:

Name: Eva Hon
      -------------------------------------
Address:  5/F M7 East, No. 1 Jiu Xian Qiao
          ---------------------------------
Dong Road, Chao Yang District, Beijing, PRC
-------------------------------------------

IN WITNESS whereof the parties have executed this Agreement the day and year first above written.


FOUNDERS:


SIGNED BY HE CHANGKE                     )
                                         )         /S/
                                               ---------------------------------
in the presence of:                      )     HE CHANGKE


Signature of Witness:

Name: Kelvin Wu
      -----------------------------------
Address:  40/F., Far East Finance Centre
          -------------------------------
16 Harcourt Road, Hong Kong
-----------------------------------------




SIGNED BY HUO BOUZHUANG                  )
                                         )         /S/
                                               ---------------------------------
in the presence of:                      )     HUO BAOZHUANG


Signature of Witness:

Name: Kelvin Wu
      -----------------------------------
Address:  40/F., Far East Finance Centre
          -------------------------------
16 Harcourt Road, Hong Kong
-----------------------------------------

IN WITNESS whereof the parties have executed this Agreement the day and year first above written.


INITIAL SHAREHOLDERS:


SIGNED BY TAN WENSHENG                     )
                                           )         /S/
                                                 -------------------------------
in the presence of:                        )     TAN WENSHENG


Signature of Witness:

Name: Eva Hon
      -------------------------------------
Address:  5/F M7 East, No. 1 Jiu Xian Qiao
          ---------------------------------
Dong Road, Chao Yang District, Beijing, PRC
-------------------------------------------





SIGNED BY WU KEBO                          )
                                           )         /S/
                                                 -------------------------------
in the presence of:                        )     WU KEBO


Signature of Witness:

Name: Kelvin Wu
      -------------------------------------
Address:  40/F., Far East Finance Centre
          ---------------------------------
16 Harcourt Road, Hong Kong
-------------------------------------------

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS






           INVESTOR                          INVESTMENT AMOUNT



       THE HTF 7 LIMITED                        US$4,000,000



    SEABRIGHT CHINA SPECIAL                     US$4,000,000
   OPPORTUNITIES (I) LIMITED           (TO BE PAID VIA CANCELLATION OF
                                               EXISTING NOTES)



   INTEL CAPITAL CORPORATION                    US$4,000,000



    QUALCOMM, INCORPORATED                      US$2,000,000



            TOTAL                              US$14,000,000



                                    EXHIBIT B

                       FORM OF REDEEMABLE CONVERTIBLE NOTE

                                    EXHIBIT C

                               DISCLOSURE SCHEDULE

                                    EXHIBIT D

                   SCHEDULE OF REPRESENTATIONS AND WARRANTIES

                                    EXHIBIT E

                            PROPOSED GROUP STRUCTURE


Existing Group Structure


---------------      --------------      -------------     --------------      --------------      -------------
Dong  [CHINESE       Huo  [CHINESE       He  [CHINESE      Liu  [CHINESE       Tan  [CHINESE       Wu  [CHINESE
     CHARACTER]          CHARACTER]         CHARACTER]         CHARACTER]          CHARACTER]         CHARACTER]
---------------      --------------      -------------     --------------      --------------      -------------
        | 41.15%            | 16.70%           | 3.35%            | 16.65%            | 16.15%           | 6%
        |                   |                  |                  |                   |                  |
         ------------------------------------------------------------------------------------------------
                                                       |
                                                       |
             ---------------------------------------------------------------------                  ------------
                                The Company                                                            NEC
             ---------------------------------------------------------------------                  ------------
                 |                 |                  |                    |70%                          |30%
                 | 100%            | 100%             | 100%               |                             |
                 |                 |                  |                     -----------------------------
      ------------------     ---------------      --------------                            |
         Great Earnest            Leo                 Finest                 -----------------------------
                                                    Technology                    STEP Technologies
      ------------------     ---------------      --------------             -----------------------------
                 |                 |                  |
                 | 100%            | 100%             | 100%
                 |                 |                  |
      ------------------     ---------------      --------------
      Beijing Techfaith         Centel              Leadtech
      ------------------     ---------------      --------------

RE-ORGANISATION STEPS

1. The Investors will invest US$14,000,000 (the "PRE-IPO FUNDS") in the Company by way of subscription of Notes. Except as provided in Clause 2(E)(iv) of the Agreement, the Pre-IPO Funds will be held by the Company upon Closing.

2. Immediately after Step 1 is completed, the Company will grant shareholders' loans of approximately US$2,500,000 (equivalent to RMB20,600,000), US$2,430,000 (equivalent to RMB20,000,000) and
      US$4,000,000 to Great Earnest, Leo, and Finest Technology, respectively. As a result, approximately US$8,930,000 out of the Pre-IPO Funds will be lent to Great Earnest, Leo and Finest Technology.

3. Immediately after Step 2 is completed, Great Earnest and Leo shall each remit the entire amount loaned by the Company to Beijing Techfaith and Centel, respectively. This payment will satisfy the payment obligations to the Six Shareholders pursuant to the share purchase agreements with the Six Shareholders with respect to Beijing Techfaith and Centel and shall be treated as a donation to Beijing Techfaith and Centel by the Six Shareholders (the "DONATION"). As a result, US$4,930,000 out of the Pre-IPO Funds will then be paid into Beijing Techfaith and Centel. The transformation of each of Beijing Techfaith and Centel from a PRC domestic company to a wholly foreign owned entity ("WFOE") will then be complete.

4. Immediately after Step 2 is completed, Finest Technology shall inject US$2,400,000 of the US$4,000,000 loaned by the Company to Leadtech to pay up its registered capital. The US$2,400,000 cash will be retained in Leadtech and used as working capital.

5. Within thirty days of the completion of Steps 1-4, the Company shall obtain evidence from SAFE evidencing the injection of approximately US$2,500,000, US$2,430,000, and US$2,400,000 into Beijing Techfaith,
      Centel, and Leadtech, respectively. This evidence will be provided to the Investors within two Business Days of being obtained.

6. Beijing Techfaith and Centel shall recognize the Donation as Reserve. The US$4,930,000 in cash will be retained in Beijing Techfaith and Centel and used as working capital.

7. Within sixty days of the receipt of HSBC's Investment Amount, Leadtech will amend its articles of association and obtain the relevant PRC government approvals required to increase its registered capital and total investment to US$4,000,000.

8. Within thirty days of the completion of Step 7, the Company shall obtain evidence from SAFE evidencing the injection of the additional US$1,600,000 into Leadtech. This evidence will be provided to the Investors within two Business Days of being obtained.

9. The total of US$4,000,000 cash injected in Leadtech will be retained in Leadtech and used as working capital.

10.   Prior to the IPO, the Listing Company will be incorporated.

11. Prior to the IPO, the Notes of the Company will be converted into the ordinary shares of the Company.

12. Prior to the IPO, but after Steps 10 and 11 have been completed, the ordinary shares of the Company held by the Investors shall be converted into shares of the Listing Company at the same time as, and on a pro-rata basis with, all other holders of ordinary shares of the Company such that the Investors hold the same percentage of the Listing Company as they held of the Company, on a fully-diluted basis, immediately after Closing.

    GROUP STRUCTURE IMMEDIATELY AFTER THE CONVERSION OF NOTES BUT BEFORE IPO

                                                                                                                    --------------
---------------      --------------      -------------     --------------      --------------      -------------     Investors(1)
Dong  [CHINESE       Huo  [CHINESE       He  [CHINESE      Liu  [CHINESE       Tan  [CHINESE       Wu  [CHINESE
     CHARACTER]          CHARACTER]         CHARACTER]         CHARACTER]          CHARACTER]         CHARACTER]
---------------      --------------      -------------     --------------      --------------      -------------    --------------
        | 36.35%            | 14.75%           | 2.96%            | 14.71%            | 14.27%           | 5.30%          | 11.66%
        |                   |                  |                  |                   |                  |                |
         -----------------------------------------------------------------------------------------------------------------
                                                       |
                                                       |
             ---------------------------------------------------------------------                  ------------
                                The Company                                                            NEC
             ---------------------------------------------------------------------                  ------------
                 |                 |                  |                    |70%                          |30%
                 | 100%            | 100%             | 100%               |                             |
                 |                 |                  |                     -----------------------------
      ------------------     ---------------      --------------                            |
         Great Earnest            Leo                 Finest                 -----------------------------
                                                    Technology                    STEP Technologies
      ------------------     ---------------      --------------             -----------------------------
                 |                 |                  |
                 | 100%            | 100%             | 100%
                 |                 |                  |
      ------------------     ---------------      --------------
      Beijing Techfaith         Centel              Leadtech
      ------------------     ---------------      --------------


Note:

(1). The Notes of the Company will have been converted into the ordinary shares of the Company prior to the IPO of the Company (approximately 1 month before listing).

                    GROUP STRUCTURE IMMEDIATELY AFTER THE IPO

                                                                                                         -------------  ------------
---------------  --------------  ------------- --------------      --------------      -------------     Investors(2)   Public
Dong  [CHINESE   Huo  [CHINESE   He  [CHINESE  Liu  [CHINESE       Tan  [CHINESE       Wu  [CHINESE                     Shareholders
     CHARACTER]      CHARACTER]     CHARACTER]     CHARACTER]          CHARACTER]         CHARACTER]
---------------  --------------  ------------- --------------      --------------      -------------    --------------  ------------
        | 27.26%        | 11.06%       | 2.22%        | 11.03%            | 10.70%           | 3.98%          | 8.75%       | 25%
        |               |              |              |                   |                  |                |             |
         -------------------------------------------------------------------------------------------------------------------
                                                   |
                                                   |
             ---------------------------------------------------------------------
                                Listing Company(1)
             ---------------------------------------------------------------------
                                                   |
                                                   |
             ---------------------------------------------------------------------                  ------------
                                The Company                                                            NEC
             ---------------------------------------------------------------------                  ------------
                 |                 |                  |                    |70%                          |30%
                 | 100%            | 100%             | 100%               |                             |
                 |                 |                  |                     -----------------------------
      ------------------     ---------------      --------------                            |
         Great Earnest            Leo                 Finest                 -----------------------------
                                                    Technology                    STEP Technologies
      ------------------     ---------------      --------------             -----------------------------
                 |                 |                  |
                 | 100%            | 100%             | 100%
                 |                 |                  |
      ------------------     ---------------      --------------
      Beijing Techfaith         Centel              Leadtech
      ------------------     ---------------      --------------

Notes:

1.       To be incorporated.

2. Following the incorporation of the Listing Company, but prior to the IPO, the ordinary shares of the Company held by the Investors shall be converted into shares of the Listing Company at the same time as, and on a pro-rata basis with, all other holders of ordinary shares of the Company.

                                    EXHIBIT F

                              LIST OF KEY EMPLOYEES

-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
Numbering            Name                               Title                     ID Card Number           Remarks
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
The Company
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
1                    [CHINESE CHARACTERS]  DONG Defu    [CHINESE CHARACTERS]           220224197107242611  [CHINESE CHARACTERS]
                                                        President of the                                   President of
                                                        Group                                              Leadtech

-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
Beijing Techfaith
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
2                    [CHINESE CHARACTERS]  LIU Jun      [CHINESE CHARACTERS]           37030219720619001x  [CHINESE CHARACTERS]
                                                        President                                          Vice President
                                                                                                           of the Group
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
3                    [CHINESE CHARACTERS]  Phillip, HE  [CHINESE CHARACTERS]           120112196201091312  [CHINESE CHARACTERS]
                                           Changke      CTO of the Group                                   Vice President
                                                                                                           of the Group
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
4                    [CHINESE CHARACTERS]  FANG Yibo    [CHINESE CHARACTERS]           110108196811131477  [CHINESE CHARACTERS]
                                                        CTO Vice President                                 Director of
                                                        and CTO                                            Hardware Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
5                    [CHINESE CHARACTERS]  Wilson, CAI  [CHINESE CHARACTERS]           110108196910078990
                                           Xiaonong     Vice President
                                                        and Director of
                                                        Marketing and
                                                        Sales Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
6                    [CHINESE CHARACTERS]  LI Shugang   [CHINESE CHARACTERS]           120108196801244058
                                                        Vice President
                                                        and Director of
                                                        Project Management Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
7                    [CHINESE CHARACTERS]  LI Wei       [CHINESE CHARACTERS]           110101197207154031
                                                        Director of
                                                        Software Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
8                    [CHINESE CHARACTERS]  Domen ZHU    [CHINESE CHARACTERS]           120111195807260052
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------

-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
                                           Hongyuan     Director of
                                                        Mechanical
                                                        Engineering Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
9                    [CHINESE CHARACTERS]  Tom WANG     [CHINESE CHARACTERS]            12010519680814451x
                                           Xuezhong     Director of Sourcing Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
10                   [CHINESE CHARACTERS]  Martin TEE   [CHINESE CHARACTERS] (ID)                 A9553054
                                                        [CHINESE CHARACTERS]
                                           CHENG SIONG  Director of
                                                        Industrial Design Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
Centel
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
11                   [CHINESE CHARACTERS]  Bob, HUO     [CHINESE CHARACTERS]               650300710513401 [CHINESE CHARACTERS]
                                           Baozhuang    President                                          of the Group
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
12                   [CHINESE CHARACTERS]  Peter LIU    [CHINESE CHARACTERS]               110108710427891
                                           Cangsong     Vice President
                                                        and Director of
                                                        Marketing and Sales Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
13                   [CHINESE CHARACTERS]  Ken SU       [CHINESE CHARACTERS]               132622760213063
                                                        Vice President
                                                        and Director of
                                                        Technical Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
14                   [CHINESE CHARACTERS]  WANG Wagon   [CHINESE CHARACTERS] (ID)          110108720605371
                                                        [CHINESE CHARACTERS]
                                                        Director of
                                                        Industrial
                                                        Design Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
15                   [CHINESE CHARACTERS]  CHEN         [CHINESE CHARACTERS]            330219197010144032
                                           Xingxing     Director of Mobile
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------

-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
                                                        Software Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
16                   [CHINESE CHARACTERS]  WU Zunxiang  [CHINESE CHARACTERS]           110105197412169633
                                                        Director of PDA
                                                        Software Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
17                   [CHINESE CHARACTERS]  Max NIU      [CHINESE CHARACTERS]           110224196711200039
                                                        Director of
                                                        Sourcing Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
18                   [CHINESE CHARACTERS]  Sean KANG    [CHINESE CHARACTERS]              430603721023303
                                                        Director of
                                                        Hardware Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
19                   [CHINESE CHARACTERS]  Daytojoy DAI [CHINESE CHARACTERS]              370104720616001
                                                        Director of
                                                        Mechanical
                                                        Engineering Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
20                   [CHINESE CHARACTERS]  Irene RAN Bo [CHINESE CHARACTERS]           612401197403150544
                                                        Director of
                                                        Module Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
STEP Technologies
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
21                   [CHINESE CHARACTERS]  FAN Liming   [CHINESE CHARACTERS]              330106641229003  [CHINESE CHARACTERS]
                                                        President                                          Vice President
                                                                                                           of the Group
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
22                   [CHINESE CHARACTERS]  Michael FU   [CHINESE CHARACTERS]              330106740708001
                                           Haoqiang     Director of
                                                        Marketing and
                                                        Sales Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
23                   [CHINESE CHARACTERS]  Roger, HUANG [CHINESE CHARACTERS]           650104197208292510
                                           Ruojian      Director of
                                                        Software Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
24                   [CHINESE CHARACTERS]  Ted, ZHAO    [CHINESE CHARACTERS]           370920197212286099
                                           Yutao        Director of Quality &
                                                        Process Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
25                   [CHINESE CHARACTERS]  LI Hai       [CHINESE CHARACTERS] (ID)      460100197310271512
                                                        [CHINESE CHARACTERS]
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------

-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
                                                        [CHINESE CHARACTERS]
                                                        Director of Industrial
                                                        Design Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
26                   [CHINESE CHARACTERS]  Pierre SUN   [CHINESE CHARACTERS]           510102196911257591
                                           Penglong     Director of Hardware Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
27                   [CHINESE CHARACTERS]  John LI      [CHINESE CHARACTERS]              120107720630241
                                           Zhen         Director of Project
                                                        Management Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
28                   [CHINESE CHARACTERS]  Young YANG   [CHINESE CHARACTERS]           632821197112260517
                                           Yuxin        Director of Sourcing Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
29                   [CHINESE CHARACTERS]  LI Chengzhi  [CHINESE CHARACTERS]            42011197005274073
                                                        Director of Mechanical
                                                        Engineering Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
[CHINESE CHARACTERS]
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
30                   [CHINESE CHARACTERS]  James, HUANG [CHINESE CHARACTERS]              142127720906051
                                           Junhou       Vice President
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
31                   [CHINESE CHARACTERS]  Samuel, WANG [CHINESE CHARACTERS]              372328731115001
                                           Xun          Director of Mechanical
                                                        Engineering Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------
32                   [CHINESE CHARACTERS]  Mike, YU     [CHINESE CHARACTERS]           510102197412257495
                                           Xiao         Director of Hardware Dept
-------------------- ---------------------------------- ------------------------- ------------------------ -------------------------